Exhibit 1.A.(3)(c)
Schedule of Sales Commissions

Kansas City Life Agents

Survivorship VUL

Year 1
Commission         Override

Years 2 - 7
Commission         Override
Service Fee
Years 8+
Agent              Override
Target
50.0%                  0.0%
3.0%                   1.5%
2.0%                   1.0%
Excess
3.0%                   0.0%
3.0%                   1.5%
2.0%                   1.0%


Additional compensation will be paid in the form of production bonuses as well as qualification for company benefit programs. Additional allowances for office expenses will be paid to the General Agent.

Sunset Life Agents

Compensation for Sunset Life agents is identical to the chart above except total first year agents and general agents commission and override is equal to 102.5% of target premium.


Exhibit 1.A.(5)(a)

Flexible Premium Variable
Survivorship Life Insurance
Contract - Nonparticipating

Adjustable death benefit. Death proceeds payable at the death of the last surviving Insured. Flexible premiums payable until the death of the last surviving Insured.

The amount and duration of the death benefit may increase or decrease as described in this contract, depending on the investment experience of the subaccounts. The contract may provide a Guaranteed Minimum Death Benefit Option, if elected at issue.

The contract value of this contract may increase or decrease daily depending on the investment experience of the subaccounts. There is no guaranteed minimum contract value.

Kansas City Life Insurance Company will pay the proceeds of this contract according to the provisions on this and the following pages, all of which are part of this contract. This contract is a legal contract between you and Kansas City Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

Signed for Kansas City Life Insurance Company, a stock company, at its Home Office, 3520 Broadway, PO Box 419139, Kansas City, MO 64141-6139.



        /s/C. John Malacarne                    /s/W. E. Bixby
         Secretary                              President

10-Day Right To Examine Contract
Please examine this contract carefully. If you are not satisfied, you may return the contract to us or to your agent within 10 days of its receipt. If returned, the contract will be void from the beginning and any premium paid will be refunded.


Contract Number
        9999999

Insureds
        Jane Doe
        Jane Doe



Agency
        0001



GUIDE TO CONTRACT PROVISIONS

        Page
Section 1:      Contract Data   3
Section 2:      Definition of Certain Terms       9
Section 3:      Contract Proceeds       11
Section 4:      General Provisions      12

        4.1     Contract
        4.2     Incontestability
        4.3     Suicide
        4.4     Age and Sex
        4.5     Termination of Coverage
        4.6     Modifications
        4.7     Nonparticipating
        4.8     Annual Report

Section 5:      Premium and Reinstatement Provisions    13
Section 6:      Ownership, Assignment and Beneficiary Provisions        15
Section 7:      Contract Change Provisions      16
Section 8:      Contract Values 17
Section  9:     Loan Provisions 19
Section 10:     The Variable Account    20
Section 11:     Transfer Privilege      21
Section 12:     Settlement Options      22



A copy of the original application and any additional benefits provided by rider or endorsement follow page 24.


SECTION 1:      CONTRACT DATA

BENEFICIARY
        As stated in the application or in the
        last beneficiary designation filed with us.


OWNER
        As stated in the application or in the last     ownership designation
filed with us.



INSUREDS' ISSUE AGE and SEX
        Jane Doe, age 35, Female
        John Doe, age 35, Male



RISK CLASSIFICATION
        Jane Doe - Standard Nontobacco
        John Doe - Standard Nontobacco



MINIMUM TOTAL SUM INSURED
        $200,000


TOTAL SUM INSURED
        Specified Amount        $1,000,000
        Additional Insurance Amount     $       0
                Total   $1,000,000







                                CONTRACT NUMBER
                                    9999999



                                INSUREDS
                        Jane Doe
                        John Doe



                                CONTRACT DATE
                                    July 01, 1997



























                                AGENCY
                                    0001


SECTION 1:      CONTRACT DATA (CONTINUED)       DATE PREPARED:  07/01/1997

        INSUREDS        CONTRACT NUMBER
                Jane Doe                9999999
                John Doe


MINIMUM PREMIUM:  $4,900.88

TARGET PREMIUM:  $6,534.50

PLANNED PREMIUM PAYMENT:  $6,534.50 Annually




FORM NO.
BENEFIT DESCRIPTION

J150

Coverage Option A: Death benefit equals the Total Sum Insured on the date of death of the last surviving Insured.
(Effective:  July 01, 1997)


SECTION 1:      CONTRACT DATA (CONTINUED)       DATE PREPARED:  07/01/1997

        INSUREDS        CONTRACT NUMBER
                Jane Doe                9999999
                John Doe

PREMIUM EXPENSE CHARGES - DEDUCTIONS FROM PREMIUM PAYMENTS

Year 1
50% of premium up to target premium, 2% of excess premium
Years 2-5
15% of premium up to target premium, 2% of excess premium
Years 6-10
6% of premium up to target premium, 2% of excess premium
Years 11-20
2% of premium
Years 21+
Beginning in the 21st contract year there is no charge


Premium Processing Charge
4.85% of premium for all contract years


DEDUCTIONS FROM CONTRACT VALUE

        Monthly Expense Charges

                Administrative Expense Charge
        $7.50 per month for all contract years plus $.02 per $1,000 of total sum insured per month for all contract years.

        Issue Expense Charge
        $12.50 per month for first five contract years.

        Monthly Cost Of Insurance
                Deducted each month for all contract years; see Table One on page 6.

MORTALITY AND EXPENSE RISK CHARGE
        The current mortality and expense risk charge is .625% (on an annual basis) of the average daily net assets of the variable account.

        The guaranteed mortality and expense risk charge is .900% (on an annual basis) of the average daily net assets of the variable account.

PARTIAL SURRENDER FEE
        The partial surrender fee is the lesser of: (a) 2% of the amount surrendered; or (b) $25.00

SECTION 1:      CONTRACT DATA (CONTINUED)       DATE PREPARED:  07/01/1997

        INSUREDS        CONTRACT NUMBER
                Jane Doe                9999999
                John Doe


MONTHLY COST OF INSURANCE RATES

        The monthly cost of insurance rates used in calculating the cost of insurance on each monthly anniversary day are based on each Insured's age, number of completed contract years, sex, and risk class.

        The cost of insurance rates used will be determined by us based on our expectations as to future mortality experience. Any change in the current cost of insurance rates will be on a uniform basis for Insureds of the same age, sex and risk class whose contracts have been in force the same length of time. The current cost of insurance rates will never be increased to recover losses incurred, or decreased to distribute gains realized by us prior to the change.

        The cost of insurance rates used will not exceed those shown in the tables below. The rates for Tobacco User Risk Class are based on the 1980 Commissioners Standard Ordinary Smoker Mortality Table, age last birthday. The rates for Nontobacco User Risk Class are based on the 1980 Commissioners Standard Ordinary Nonsmoker Mortality Table, age last birthday. The guaranteed maximum cost of insurance rates for special risk classes will be adjusted appropriately and reflected in Table One below.

Table One
        Guaranteed Monthly Cost of Insurance Rates per $1,000

Contract Year
Rate
1
    $.00022
2
     $.00070
3
     $.00129
4
     $.00199
5
     $.00284
6
     $.00387
7
     $.00512
8
     $.00658
9
     $.00830
10
     $.01030
11
     $.01269
12
     $.01548
13
     $.01875
14
     $.02257
15
     $.02708
16
     $.03245
17
     $.03886
18
     $.04663
19
     $.05598
20
     $.06696
21
     $.07997
22
     $.09501
Contract Year
Rate
23
     $.11209
24
     $.13177
25
     $.15499
26
     $.18262
27
     $.21593
28
     $.25694
29
     $.30738
30
     $.36776
31
     $.43876
32
     $.52066
33
     $.61386
34
     $.72013
35
     $.84393
36
     $.99117
37
     $1.16945
38
     $1.38762
39
     $1.65191
40
     $1.96470
41
     $2.32637
42
     $2.73577
43
     $3.19270
44
     $3.70153
Contract Year
Rate
45
    $4.27485
46
     $4.93039
47
     $5.68596
48
     $6.55862
49
     $7.54960
50
     $8.64926
51
     $9.84252
52
   $11.11673
53
   $12.46043
54
   $13.86761
55
   $15.34597
56
   $16.90553
57
   $18.57708
58
   $20.41868
59
   $22.56727
60
   $25.33395
61
   $29.33313
62
   $35.77192
63
   $46.89109
64
   $66.10462
65
   $90.91184



The rates in the table above show the guaranteed monthly cost of insurance rates from the first contract year to the contract year in which the youngest Insured is age 100.


SECTION 1:      CONTRACT DATA (CONTINUED)       DATE PREPARED:  07/01/1997

        INSUREDS        CONTRACT NUMBER
                Jane Doe                9999999
                John Doe

Table Two
Corridor Percentages and Option L
Death Benefit Percentages


Contract
Year

Corridor
Percentages
Option L
Death Benefit
Percentages
1
637%
----
2
612%
----
3
589%
----
4
566%
----
5
544%
----
6
523%
----
7
503%
----
8
484%
----
9
466%
----
10
448%
----
11
431%
----
12
414%
----
13
399%
----
14
384%
----
15
369%
----
16
355%
----
17
342%
----
18
329%
----
19
317%
----
20
305%
----
21
294%
----
22
283%
----
23
273%
----
24
263%
----
25
253%
----
26
244%
----
27
236%
----
28
227%
----
29
219%
----
30
212%
----
31
205%
----
32
198%
----
33
191%
----

Contract
Year

Corridor
Percentages
Option L
Death Benefit
Percentage
34
185%
----
35
179%
----
36
174%
----
37
169%
----
38
164%
----
39
159%
----
40
154%
----
41
150%
----
42
147%
----
43
143%
----
44
140%
----
45
137%
----
46
134%
----
47
131%
----
48
128%
----
49
126%
----
50
124%
----
51
122%
----
52
120%
----
53
119%
----
54
117%
----
55
116%
----
56
115%
----
57
113%
----
58
112%
----
59
111%
----
60
109%
----
61
108%
----
62
106%
----
63
105%
----
64
103%
----
65
100%
----




The percentages in the table above are shown from the first contract year to the contract year in which the youngest Insured is age 100.



SECTION 1:      CONTRACT DATA (CONTINUED)       DATE PREPARED: 07/01/1997


        INSUREDS        CONTRACT NUMBER
                Jane Doe                9999999
                John Doe


Investment Options

[ KCL Fixed Account

Subaccounts that invest in the Kansas City Life Variable Life Separate Account:

        MFS Research Series
        MFS Emerging Growth Series
        MFS Total Return Series
        MFS Bond Series
        MFS World Governments Series
        MFS Utilities Series
        American Century VP Capital Appreciation
        American Century VP International
        Federated American Leaders Fund II
        Federated High Income Bond Fund II
        *Federated Prime Money Fund II
        Dreyfus Capital Appreciation Portfolio
        Dreyfus Small Cap Portfolio
        Dreyfus Stock Index Fund



*The Federated Prime Money Fund II subaccount is referred to in this contract as the money market subaccount.]


Section 2:  Definition of Certain Terms

The following are key words used in this contract and are important in describing both your rights and ours. As you read this contract, refer back to these definitions.

2.1  Accumulation Unit
An accounting unit used to calculate the variable account value. It is a measure of the net investment results of each of the variable subaccounts.

2.2 Additional Insurance Amount
An amount of insurance coverage under the contract which is not part of the specified amount.

2.3   Age
Age means the age of each Insured on their last birthday as of each contract anniversary.

2.4   Allocation Date
The date on which the initial net premium is allocated to the money market subaccount. The allocation date is the later of the date when all underwriting and other requirements have been met and your application has been approved, or the date the initial premium is received at the Home Office.

2.5  Beneficiary
The beneficiary is the person you have designated in the application or in the last beneficiary designation filed with us to receive any proceeds payable under this contract at the death of the last surviving Insured.

2.6  Cash Surrender Value
The contract value at the time of surrender less any contract indebtedness.

2.7  Contract Anniversary
The same day and month as the contract date each year that this contract remains in force.

2.8  Contract Date
The date from which contract months, years and anniversaries are computed. The incontestability and suicide periods for the total sum insured are measured from this date.

2.9  Contract Value
The sum of the variable account value and the fixed account value (including the loan account value). These values are described in more detail in Section 8, Contract Values.

2.10  Contract Year
A period of twelve months starting with the contract date and each contract anniversary thereafter.

2.11  Cost of Insurance
The charge we make for providing pure insurance protection using the current cost of insurance rates for this contract. It does not include the cost of any additional benefits provided by riders.

2.12  Coverage Options
The coverage option selected determines the amount of death proceeds payable. Three coverage options (A, B or L) are available. These options are described in Section 3.2, Amount of Proceeds Payable at Death.

2.13  Excess Premium
The portion of the total premiums received during any contract year that exceeds the target premium.

2.14  Fixed Account
An account that is part of our general account, and is not part of or dependent on the investment performance of the variable account.

2.15  Fixed Account Value
The contract value in the fixed account.

2.16  Insureds
The two persons whose lives are insured under this contract.

2.17  Minimum Premium
The amount required in the first year to issue this contract.

2.18  Monthly Anniversary Day
The day of each month when we make the monthly deductions for this contract. It is the same day of each month as the contract date or the last day of the month for those months not having such a day.

2.19  Monthly Deductions
The amount we deduct on the monthly anniversary day from the contract value to pay the Deductions from Contract Value as shown in Section 1, Contract Data.

2.20  Mortality and Expense Risk Charge
This is a charge we deduct from the assets of the subaccounts to compensate us for assuming the mortality and expense risks for this contract. This charge is shown in Section 1, Contract Data.

Section 2:  Definitions of Certain Terms (continued)

2.21  Net Investment Factor
The ratio of the subaccount performance of the current valuation day to the immediately prior valuation day. The subaccount performance includes gains or losses in the subaccounts, dividends paid, any capital gains or losses, any taxes, and mortality and expense risk charges.

2.22  Net Premium
The premium payment minus the applicable premium expense charges.

2.23  Nontobacco
A rate class that defines an Insured who does not use tobacco products in any form during the time period as defined in our underwriting guidelines.

2.24  Owner
The person entitled to exercise all rights and privileges provided in this contract.

2.25  Planned Premium Payments
The amount and frequency of premium payments you elected to pay in your last application. This is only an indication of your preference of future premium payments. You may change the amount and frequency of premium payments at any time. Section 5.8 , Grace Period for Contract, describes the amount of premium required to keep your contract in force. Section 5.6, Guaranteed Minimum Death Benefit Option Premium Requirement, describes the amount of premium required to keep the guaranteed minimum death benefit option in force. The actual amount and frequency of premium payments will affect the contract value and the amount and duration of insurance.

2.26  Premium Expense Charges
The premium expense charges are the amounts we deduct from each premium payment. These charges are shown in Section 1, Contract Data.

2.27  Proceeds
The total amount we are obligated to pay under the terms of this contract.

2.28  Reallocation Date
The date the contract value in the money market subaccount is allocated to the subaccounts and to the fixed account based on the net premium payment allocation percentages specified in the application. The reallocation date is 30 days after the allocation date.



2.29  Specified Amount
The total sum insured less any additional insurance amount provided under this contract. The actual death benefit will depend upon the coverage option in effect at the time of death of the last surviving Insured.

2.30  Subaccounts
The division of accounts making up the variable account. The assets of each subaccount are invested in a corresponding portfolio of a designated mutual fund.

2.31  Target Premium
The annual target premium amount is shown in Section 1, Contract Data.

2.32  Tobacco
A rate class that defines an Insured who uses tobacco products in any form during the time period as defined in our underwriting guidelines.

2.33  Total Sum Insured
The total sum insured equals the sum of the specified amount and any additional insurance amount provided under this contract. This amount does not include any additional benefits provided by riders.

2.34  Valuation Day
Each day on which both the New York Stock Exchange and Kansas City Life are open for business.

2.35  Valuation Period
The interval of time commencing at the close of business one valuation day and ending at the close of business on the next succeeding valuation day.

2.36  Variable Account
The Kansas City Life Variable Life Separate Account. This is not part of our general account. The variable account has subaccounts each of which is invested in a corresponding portfolio of a designated mutual fund.

2.37  Variable Account Value
The total value of a contract allocated to subaccounts of the variable account.

2.38  We, Our, Us
Kansas City Life Insurance Company.

2.39   Written Notice
A written notice or notice in a form satisfactory to us, which is signed by the owner and received at the Home Office.

Section 2:  Definition of Certain Terms (continued)

2.40  You, Your
The owner of this contract.  The owner may be someone other than the Insureds.


Section 3:  Contract Proceeds

3.1  Payment of Proceeds
We will pay the death proceeds to the beneficiary upon receiving proof of death of the last surviving Insured while this contract is in force. We may also require proof of death of the Insured who died first. When the proceeds are paid, this contra ct must be returned to us.

Death proceeds will be increased by any premiums received after the date of death of the last surviving Insured. Death proceeds will be decreased by any unpaid indebtedness.

To the extent permitted by law, proceeds will not be subject to any claims of a beneficiary's creditors.

3.2  Amount of Proceeds Payable at Death
The amount of proceeds payable upon the death of the last surviving Insured is determined according to the coverage option you have elected. The coverage option you elected is shown in Section 1, Contract Data. The death benefit will be the greater of the amount determined by the coverage option you have elected or the corridor death benefit, as described in Section 3.3.

        Coverage Option A
        The death benefit is the total sum insured on the date of death of the last surviving Insured.

        Coverage Option B
        The death benefit is the total sum insured on the date of death of the last surviving Insured, plus the contract value on the date of such death.

        Coverage Option L
        The death benefit will be the sum of:

                (1) the total sum insured on the date of death of the last surviving Insured; plus

                (2) an amount calculated on the last contract anniversary equal to the contract value multiplied by the applicable Option L death benefit percentage in Table Two as shown in Section 1, Contract Data, less the total sum insured.



3.3  Corridor Death Benefit
The corridor death benefit is calculated by multiplying the contract value on the date of death of the last surviving Insured by the applicable corridor percentage in Table Two as shown in Section 1, Contract Data.

The purpose of the corridor percentages is to ensure that your contract will not be disqualified as a life insurance contract under Section 7702 of the Internal Revenue Code, as amended.

If changes occur in the Internal Revenue Code which would disqualify this contract as a life insurance contract, we reserve the right to amend this contract in order to make it qualify under any new federal income tax laws.

3.4  Guaranteed Minimum Death Benefit Option
The guaranteed minimum death benefit option is only available at issue, and it is not available if Coverage Option B is elected or if the additional insurance amount exceeds or is scheduled to exceed the specified amount at issue. If the guaranteed minimum death benefit option has been elected at issue, it will be shown in Section 1, Contract Data. This option guarantees payment of the specified amount upon the death of the last surviving Insured, regardless of this contract's investment performance, provided the cumulative paid premiums equal or exceed the cumulative guaranteed minimum death benefit option premium, plus indebtedness, on each monthly anniversary day. These premiums are defined in Section 5.6, Guaranteed Minimum Death Benefit Option Premium Requirement. The charge for this option is shown in Section 1, Contract Data.

The guaranteed minimum death benefit option, if elected, does not guaranteed the additional insurance amount.

3.5  Proceeds Applied Under Settlement Options
Prior to the death of the last surviving Insured you may elect to apply surrender proceeds under any settlement option described in Section 12, Settlement Options. The amount of proceeds will be equal to the cash surrender value.

3.6  Proceeds Payable Upon Surrender
The proceeds payable upon surrender will be the cash surrender value as defined in Section 8.9, Cash Surrender.

The amount of proceeds payable upon a partial surrender is defined in Section 8.10, Partial Surrenders.

Section 3: Contract Proceeds (continued)

3.7  Interest on Death Proceeds
We will pay interest on single sum death proceeds from the date of the death of the last surviving Insured until the date of payment. Interest will be at an annual rate determined by us, but never less than the rate required by the state in which this contract is delivered.


Section 4:  General Provisions

4.1  Contract
This contract and application and any supplemental applications are the entire contract. This contract is issued in consideration of the application and payment of the premiums. A copy of any application is attached when this contract is issued and any supplemental applications will be attached to or endorsed on this contract when the supplemental coverage becomes effective.

In the absence of fraud, all statements made in any applications either by you or by the Insureds will be considered representations and not warranties. Statements may be used to contest a claim or the validity of this contract only if they are contained in an application.

4.2  Incontestability
After this contract has been in force during the Insureds' lifetime for two years from the contract date, we cannot contest this contract, unless this contract lapses as described in Section 5.8, Grace Period for Contract.

Any increase in the additional insurance amount will not be contested after the increase has been in force during the Insureds' lifetime for two years following the effective date of the increase.

4.3  Suicide
If either Insured dies by suicide, while sane or insane, within two years of the contract date, this contract will terminate on the date of such suicide and the amount payable by us will be equal to the contract value less any indebtedness on the date of death.

If either Insured dies by suicide, while sane or insane, within two years after the effective date of any increase in the additional insurance amount, this contract will terminate on the date of such suicide and the amount payable by us associated with such increase will be limited to the aggregate cost of insurance for the increase prior to the date of death.



4.4  Age and Sex
If, while this contract is in force and one or both Insureds are alive, it is determined that the age or sex of either Insured as stated in Section 1, Contract Data is not correct, we will adjust the contract value under this contract. The adjustment to the contract value will be the difference between the following two amounts accumulated at 4% interest annually. The two amounts are:

        (1)     the cost of insurance deductions that have been made; and

        (2)     the cost of insurance deductions that should have been made.

If, after the death of the last surviving Insured and while this contract is in force, it is determined that the age or sex of either Insured as stated in
Section 1, Contract Data is not correct, the death benefit will be the net amount at risk that the most recent cost of insurance deductions at the correct age and sex would have provided plus the contract value on the date of such death.

4.5  Termination of Coverage
Coverage under this contract terminates when any of the following events occur:

(1) you request that coverage terminate;

        (2)     the last surviving Insured dies; or

        (3) this contract lapses, as described in Section 5.8, Grace Period for Contract, and the grace period ends without sufficient premiums being paid.

4.6  Modifications
Upon notice to you, we may modify this contract, but only if such modification is necessary to:

        (1) make this contract or the variable account comply with any law or regulation issued by a governmental agency to which we are subject; or

        (2) assure continued qualification of this contract under the Internal Revenue Code or other federal or state laws relating to variable life contracts; or

        (3)     reflect a change in the operation of the variable account; or

        (4) provide additional variable account and/or fixed accumulation options.

Section 4:  General Provisions (continued)

We reserve the right to modify this contract as necessary to attempt to prevent the contract owner from being considered the owner of the assets of the variable account. In the event of any such modification, we will issue an appropriate endorsement to this contract, if required.

4.7  Nonparticipating
This contract is nonparticipating. It will not participate in any of our profits, losses or surplus earnings.

4.8  Annual Report
At least annually we will send you a report about your contract. The report will show:

(1)     current total sum insured;

(2)     current additional insurance amount;

(3)     current specified amount;

(4)     current death benefit;

(5)     contract value;

(6)     value in the fixed account;

(7) number of accumulation units, accumulation unit value and total value in each of the subaccounts of the variable account;

(8)     cash surrender value;

(9)     partial surrenders since the last report;

(10)    premiums paid since the last report;

(11)    all deductions since the last report;

(12)    amount of any indebtedness; and

(13)    loan repayments, since the last report.

Upon receiving your written request, we will send you a report at any other time during the year.


Section 5:  Premium and Reinstatement Provisions

5.1  Payment
Your first premium must be paid when this contract is delivered. After the first premium has been paid, subsequent premiums may be paid at any time. There is no insurance until the first premium is received by us. All premiums after the first are payable at the Home Office or to a representative authorized to receive premiums. A receipt signed by us will be furnished on request.

5.2  Right to Refund
If we receive a premium payment which affects the tax qualification of this contract as described in Section 7702 of the Internal Revenue Code, as amended, we will inform you of this. We will offer you the choice of a refund of the premium, or the o ption to increase the additional insurance amount subject to our underwriting requirements. If you choose to increase the additional insurance amount, and the Insured fails to meet our underwriting requirements for the required increase in coverage, we reserve the right to refund, with interest, any premium that would cause your contract to not be in compliance with Section 7702.

5.3  Planned Premium Payments
The planned annual, semi-annual, quarterly or monthly premium payment is shown in Section 1, Contract Data.

5.4  Amount and Frequency
Planned premiums may be paid annually, semi-annually, quarterly or monthly. You may change the amount and frequency of planned premium payments at any time. However, the actual amount and frequency of premium payments will affect the contract value and the amount and duration of insurance. Each premium payment will be credited by us as described in Section 8, Contract Values.

The premium paid during the first contract year must by equal to or greater than the minimum premium shown in Section 1, Contract Data.

We reserve the right to limit the amount of any increase in planned premium payment.

5.5  Unscheduled Premiums
Unscheduled premiums may be paid at any time. We reserve the right to limit the number and amount of unscheduled premium payments. Satisfactory evidence of insurability may be required prior to the acceptance of any unscheduled premium payments.

Unscheduled premiums are subject to the requirements of Section 5.2, Right to Refund, if such premiums would require an increase in the death benefit under
Section 7702 of the Internal Revenue Code, as amended.

5.6 Guaranteed Minimum Death Benefit Option Premium Requirement
The guaranteed minimum death benefit option premium is the amount which guarantees that the
Section 5:  Premium and Reinstatement Provisions (continued)

guaranteed minimum death benefit option will remain in effect. To determine if the guaranteed minimum death benefit option premium requirement has been met, the cumulative paid premiums must equal or exceed the cumulative guaranteed minimum death be nefit option premium, plus indebtedness, on each monthly anniversary day.

The cumulative paid premium is an amount equal to premiums paid less partial surrenders as described in Section 8.10, Partial Surrenders, each accumulated at an annual effective interest rate of 4% to the date the guaranteed minimum death benefit option premium requirement is tested.

The cumulative guaranteed minimum death benefit option premium is an amount equal to the guaranteed minimum death benefit option premium shown in Section 1, Contract Data, paid monthly, each accumulated at an annual effective interest rate of 4% from the date of issue up to the date the guaranteed minimum death benefit option premium requirement is tested.

If the guaranteed minimum death benefit option premium requirement is not met, the guaranteed minimum death benefit option is in default. A 61-day notice period begins on the day we mail the notice that the guaranteed minimum death benefit option is in default and the premium required to maintain the guaranteed minimum death benefit option. The default premium will be the amount by which the cumulative guaranteed minimum death benefit option premium plus indebtedness is greater than the cumulat ive paid premium. The guaranteed minimum death benefit option will terminate if sufficient premium is not paid by the end of the notice period.

If this contract contains an additional insurance amount or other optional benefit riders, then in addition to testing the guaranteed minimum death benefit option premium as outlined above, the contract value will be tested to ensure that this contra ct is funded at a sufficient level to support the additional insurance amount or other optional benefit riders. On each monthly anniversary day the cash surrender value will be tested to determine if it is sufficient to cover the monthly deductions. If not, a 61-day notice period begins on the day we mail notice of the default premium amount. The default premium will be equal to the payment which would be sufficient to provide a cash surrender value equal to three monthly deductions. The addit ional insurance amount and other optional benefit riders will be removed from this contract if payment at least equal to the default premium is not received by the end of the notice period.

5.7  Reactivation of the Guaranteed Minimum Death Benefit Option
The contract owner may apply to have the guaranteed minimum death benefit option reactivated within two years of termination of such option.

Reactivation requires:

(1) a written notice to restore the guaranteed minimum death benefit option;

(2) evidence of insurability of the Insureds satisfactory to us, unless reactivation is requested within one year after the beginning of the notice period; and

        (3) payment of the amount by which the cumulative guaranteed minimum death benefit option premium, plus indebtedness, exceeds the cumulative paid premiums on the date of reactivation, as described in Section 5.6, Guaranteed Minimum Death Benefit Option Premium Requirement.

On the monthly anniversary day on which the reactivation takes effect, we will deduct from the contract value any unpaid guaranteed minimum death benefit option charges as described in Section 1, Contract Data. We reserve the right to deny reactivati on of the guaranteed minimum death benefit option more than once during the life of this contract.

5.8  Grace Period for Contract
If the guaranteed minimum death benefit option has not been elected or has been removed, a grace period begins if the cash surrender value on a monthly anniversary day will not cover the monthly deduction for the month beginning on that monthly anniversary day.

A 61-day grace period will begin on the day we mail notice of the premium required to keep this contract in force. A total premium sufficient to provide a cash surrender value equal to the next three monthly deductions must be paid during the grace p eriod to keep this contract in force.

This contract will terminate without value if sufficient premium is not paid by the end of the grace period.

Section 5:  Premium and Reinstatement Provisions (continued)

The cash surrender value and monthly deductions are described in Section 8, Contract Values. If the last surviving Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit proceeds.

5.9  Reinstatement of Contract
If the grace period expires without sufficient premiums being paid, this contract may be reinstated within two years after the expiration of the grace period. Your contract cannot be reinstated if it has been surrendered.

Reinstatement is subject to:

        (1) receipt of evidence of insurability of the Insureds satisfactory to us; and

        (2) payment of the premium amount which would have been sufficient to keep this contract from lapsing, as described in Section 5.8, Grace Period for Contract, with 6% interest from the date of lapse; plus

        (3)     payment of three monthly deductions.

If this contract lapses and it is reinstated, we cannot contest the reinstated contract after this contract has been in force during the Insureds' lifetime for two years from the date of the reinstatement application.


Section 6:  Ownership, Assignment and Beneficiary Provisions

6.1  Ownership
The owner is shown in the application or in the last ownership designation filed with us. As owner, you may exercise every right provided by your contract. These rights and privileges end at the death of the last surviving Insured.

The consent of the beneficiary is required to exercise these rights if you have not reserved the right to change the beneficiary.

6.2  Change of Ownership
You may change the ownership of this contract by giving written notice to us at our Home Office. The change will be effective on the date your request was signed but will have no effect on any payment made or other action taken by us before we recei ve it. We may require that this contract be submitted for endorsement to show the change.


6.3  Assignment
An assignment is a transfer of some or all of your rights under this contract. No assignment will be binding on us unless made in writing and filed at our Home Office. We assume no responsibility for the validity or effect of any assignment.

6.4  Beneficiary
The beneficiary is shown on the application or in the last beneficiary designation filed with us. Death proceeds will be paid to the beneficiary except as provided in this Section.

If any beneficiary dies before the death of the last surviving Insured, that beneficiary's interest will pass to any other beneficiaries according to their respective interests.

If all beneficiaries die before the death of the last surviving Insured, we will pay the death proceeds to you, if living, otherwise to your estate or legal successors.

Unless you have waived the right to do so, you may change the beneficiary by filing a written request in a form satisfactory to us. In order to be effective, the written request for change of beneficiary must be signed while your contract is in force and one or both Insureds are living. The change will be effective on the date your request was signed but will have no effect on any payment made or other action taken by us before we receive it.

The interest of any beneficiary will be subject to:

        (1)     any assignment of this contract which is binding on us; and

        (2) any optional settlement agreement in effect at the death of the last surviving Insured.

6.5  Simultaneous Death of Beneficiary and the Last Surviving Insured
Death proceeds will be paid as though the beneficiary died before the death of the last surviving Insured if:

        (1) the beneficiary dies at the same time as or within 15 days of the death of the last surviving Insured; and

(2) we have not paid the proceeds to the beneficiary within this 15-day period.


Section 7:  Contract Change Provisions

7.1  Right to Change
You may request the changes provided for in this Section at any time. Your request must be in writing to us at our Home Office.

7.2 Decreases  in Total Sum Insured
The total sum insured may be decreased after the contract has been in force for one year. When a decrease in total sum insured is made, we will first reduce any additional insurance amount remaining and only then reduce the specified amount. If the specified amount is decreased, the guaranteed minimum death benefit option coverage amount will be decreased by the same amount.

Once the total sum insured has been decreased, it cannot be decreased again for the next twelve months. The effective date of decrease will be the monthly anniversary day on or next following the date we receive your application for decrease.

We reserve the right to decline to make any total sum insured decrease that we determine would cause this contract to not qualify as life insurance under applicable tax laws.

We reserve the right to require that the total sum insured remaining in force after any requested decrease may not be less than the Minimum Total Sum Insured shown in Section 1, Contract Data.

A decrease in the total sum insured will not decrease the Target Premium or Guaranteed Minimum Death Benefit Option Premium, as shown in Section 1, Contract Data.

7.3 Increases in Additional Insurance Amount
The additional insurance amount may be increased after the contract has been in force for one year. Once the additional insurance amount has been increased, it cannot be increased again for the next twelve months. The effective date of increase will be the monthly anniversary day on or next following the date we receive and approve your application for increase.

Increases to the additional insurance amount may be made either through scheduled annual increases or requested increases. The maximum additional insurance amount allowed at issue is four times the specified amount. After issue, the additional insu rance amount may increase to a maximum of eight times the specified amount through scheduled annual increases.


Scheduled increases to the additional insurance amount, subject to our approval, may be based on a flat amount annual increase or a percentage annual increase, as shown in Section 1, Contract Data. The percentage increase will be based on the specifi ed percentage of the additional insurance amount at the time the scheduled increase occurs. The guaranteed minimum death benefit option will not be available if the additional insurance amount exceeds or is scheduled to exceed the specified amount at issue.

Any requested, unscheduled increase in the additional insurance amount must be at least $10,000, and an application must be submitted. We reserve the right to require satisfactory evidence of insurability.

7.4  Change in Coverage Option
The coverage option can be changed any time after the contract has been in force one year. Once the coverage option has been changed, it cannot be changed again for the next twelve months. Coverage Option L is only available at issue.

If the coverage option is Option B or Option L, it may be changed to Option A. The total sum insured will not change. The effective date of change will be the monthly anniversary day on or next following the date we receive and approve your application for change.

If the coverage option is Option A or Option L, it may be changed to Option B subject to evidence of insurability satisfactory to us. The new total sum insured will be the greater of the total sum insured less the contract value as of the date of change; or $25,000. The effective date of change will be the monthly anniversary day on or next following the date we receive and approve your application for change. If the coverage option is changed to Option B, the guaranteed minimum death benefit option, if in effect, will terminate.

We reserve the right to decline any coverage option change that we determine would cause this contract to not qualify as life insurance under applicable tax laws.

7.5  Changing Your Contract
Any change to your contract that is not provided for in this Section must be approved by us and signed by our President, Vice President, Secretary or Assistant Secretary.


Section 7:  Contract Change Provisions (continued)

An approved change must be endorsed on or attached to your contract. No agent has the authority to make any changes or waive any of the terms of your contract.


Section 8:  Contract Values

8.1  Net Premium
The net premium is the premium payment received less the premium expense charges shown in Section 1, Contract Data.

8.2  Contract Value
As of the contract date the contract value equals:

        (1)     the initial net premium paid; less

        (2) the monthly deductions, as defined in Section 2.19 of this contract.

On any day after the contract date, the contract value is equal to the fixed account value (including the loan account value) plus the variable account value.

8.3  Fixed Account Value
As of the contract date the fixed account value equals:

        (1)     the portion of the net premium allocated to the fixed account;
                less

        (2) the portion of the monthly deduction allocated to the fixed account.

On each valuation day the fixed account value will be equal to:

        A + B + C - D - E - F

"A" is the fixed account value on the preceding valuation day plus interest from the preceding valuation day to the date of calculation.

"B" is the portion of the net premiums allocated to the fixed account and received since the preceding valuation day, plus interest from the date such net premiums were received to the date of calculation.

"C" is the amount of any transfers from the subaccounts to the fixed account since the preceding valuation day, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation.

"D" is the amount of any transfers from the fixed account, to the subaccounts since the preceding valuation day, plus interest on such transferred amount from the effective dates of such transfers to the date of calculation.

"E" is the amount of any partial surrenders deducted from the fixed account since the preceding valuation day, plus interest on these surrendered amounts from the effective date of the partial surrenders to the date of calculation.

"F" is a pro rata share of the monthly deductions, as described in Section 8.6, Monthly Deductions, for the month beginning on that monthly anniversary day.

8.4  Interest Rate for Fixed Account Value
The value in the fixed account is guaranteed to accumulate at a minimum effective annual interest rate of 4%. We may credit a rate in excess of 4% while this contract is in force.

The interest rate credited to new deposits can be changed at any time by us. The interest rate credited to funds in the fixed account will not change more often than once each year.

8.5  Variable Account Value
The variable account value is the sum of the values of the subaccounts under this contract.

As of the allocation date the value of each subaccount equals:

        (1) the portion of the initial net premium allocated to the subaccount; less

        (2) the pro rata share of the monthly deductions and the mortality and expense risk charge allocated to the subaccounts.

8.6  Monthly Deductions
We will make monthly deductions from the contract value on each monthly anniversary day equal to the sum of the following:

        (1) the monthly cost of insurance, as described in Section 8.7, Cost of Insurance;

        (2)     the monthly expense charges, as shown in Section 1, Contract
                Data; and

Section 8:  Contract Values (continued)

        (3) the monthly deductions for optional benefit charges and any additional benefits provided by riders, as shown in Section 1, Contract Data.

8.7  Cost of Insurance
The cost of insurance rates used will not exceed those shown in Table One,
Section 1, Contract Data.

The cost of insurance on any monthly anniversary day is equal to:

                Q x (R - S)
        1000

"Q" is the cost of insurance rate (as described in Monthly Cost of Insurance Rates, Section 1, Contract Data.)

"R" is the Insureds' death benefit on that day divided by no less than 1.0032737.

"S" is the contract value, as described in Section 8.2, Contract Value, prior to subtracting the cost of insurance.

8.8  Cost of Additional Benefits Provided by Riders
The cost of additional benefits provided by riders will be shown in Section 1, Contract Data.

8.9  Cash Surrender
You may surrender this contract for its cash surrender value at any time by submitting a signed request to us.

The cash surrender value of this contract is:

        (1)     the contract value of this contract at the time of surrender;
                less

        (2)     any indebtedness on this contract.

We will also refund any cost of insurance deducted for the period beyond the date of contract surrender.

8.10  Partial Surrenders
At any time before the death of the last surviving Insured, you may surrender a portion of the contract value and have the proceeds paid to you in a lump sum. At the time of the partial surrender we will add the partial surrender fee shown in Section 1, Contract Data, to the partial surrender amount. The minimum partial surrender requested must be for at least $500. The maximum partial surrender is the cash surrender value, less $300. We will deduct the partial surrender amount from the contr act value on the day written notice for the partial surrender is received at our Home Office.



We will pay you the amount requested and cancel units equal to the amount surrendered from the subaccounts and/or the fixed account according to your instructions. If you provide no instructions, the partial surrender amount will be deducted from the subaccounts and/or the fixed account on a pro rata basis. In the event that the partial surrender amount exceeds the subaccount(s) value and/or the fixed account value, we will process the partial surrender for the amount available and contact you for further instructions.

Under Options A and L, the contract value will be reduced by the partial surrender amount. The total sum insured will be reduced by the partial surrender amount minus the excess, if any, of the death benefit at the time the partial surrender is made , over the total sum insured at the time the partial surrender is made. The total sum insured will be reduced as shown in Section 7.2, Decreases in Total Sum Insured.

However, if the partial surrender amount is less than or equal to the excess of the death benefit over the total sum insured, the total sum insured will not be reduced.

Under Option B, the contract value will be reduced by the partial surrender amount.

We reserve the right to reject a partial surrender request if:

(1) the partial surrender would reduce the total sum insured below the minimum total sum insured as shown in Section 1, Contract Data; or

(2) the partial surrender would cause the contract to fail to qualify as a life insurance contract under applicable tax laws.

Certain federal income tax consequences may apply to partial surrenders from this contract. Therefore, you should consult with your tax advisor before requesting any partial surrenders.

8.11  Time Period for Payment
Any partial surrender, cash surrender value, loan or death benefit will usually be paid within seven days of receiving your written notice in our Home Office, or receipt and filing of due proof of death of the Insureds. However, we have the right to suspend or delay the date of any surrender, partial surrender, loan or death benefit payment from the subaccounts for any period during which:

Section 8:  Contract Values (continued)

        (1) the New York Stock Exchange is closed, other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or

        (2) the Securities and Exchange Commission permits by an order the postponement for the protection of contract owners; or

        (3) the Securities and Exchange Commission determines that an emergency exists that would make the disposal of securities held in the variable account or the determination of the value of the variable account's net assets not reasonably p racticable.

For any surrender, partial surrender, loan or transfer from the fixed account, we have the right to postpone making a payment to you for not more than six months from the date of written notice. If payment is not made within 30 days after receipt of documentation necessary to complete the transaction, or such shorter period required by a particular jurisdiction, interest will be added to the amount paid from the date of receipt of documentation at 4% or such higher rate required for a particular state.

8.12  Extended Term Insurance
If your contract lapses, as described in Section 5.8, Grace Period for Contract, the cash surrender value will be applied to continue the total sum insured and any additional benefits provided by riders for a portion of the next month.

The amount of extended term insurance is determined according to the coverage option in effect as of the date insurance is extended under this option.

8.13  Basis of Computation
Reserves are based on the 1980 Commissioners Standard Ordinary Smoker or Nonsmoker Mortality Tables, age last birthday at 4.5% per year. Reserves will never be less than those provided for using the Commissioners Reserve Valuation Method.

Guaranteed fixed account values and reserves under this contract are equal to, or greater than, the minimum values required by law of the state in which your contract is delivered. Where required, a detailed statement of the method of computing these values has been filed with the insurance department of that state.



The guaranteed fixed account values are based on the minimum guaranteed interest rate as stated in Section 8.4, Interest Rate for Fixed Account Value, and the guaranteed cost of insurance rates as shown in Table One, Section 1, Contract Data.


Section 9:  Loan Provisions

9.1  Contract Loans
You may obtain a contract loan by submitting a signed request to us. This contract assigned to us is the only security needed.

When a loan is made, an amount equal to the loan will be transferred from the fixed and variable accounts and transferred to the loan account. The loan account is part of the fixed account, which is part of our general account. If allocation instructions are not specified in your loan application, the loan will be withdrawn pro rata from all subaccounts of the variable account having subaccount values and from the fixed account.

Amounts transferred to the loan account do not participate in the investment experience of the fixed or variable account from which they were withdrawn. Amounts in the loan account will earn interest at the minimum guaranteed effective annual interes t rate of 4.0% per year. Different interest rates may be applied to the loan account than the fixed account. Any interest credited on loaned amounts will remain in the fixed account.

You may repay your contract loan in full or in part while your contract is in force prior to the death of the last surviving Insured. Repayments must be clearly marked as "loan repayments" or they will be credited as premiums. Each loan repayment will result in a transfer of an amount equal to the loan repayment from the loan account to the fixed and/or variable account. Your current premium allocation schedule will be used to allocate the loan repayments. We reserve the right to not accept pa rtial loan repayments for amounts less than $50.

A loan that exists at the end of the grace period may not be repaid unless this contract is reinstated.

9.2  Amount of Loan Available
The amount of loan available will be equal to the cash surrender value of this contract less any loan interest to the next contract anniversary.

Section 9: Loan Provisions (continued)

9.3  Loan Interest
Interest will be charged on a contract loan from the date of the loan at the rate of 6% per year. We may establish a lower rate for any period for which the contract loan is outstanding.

Interest is payable at the end of each contract year and on the date the loan is repaid. If interest is not received by the contract anniversary, we will transfer the accrued loan interest from the fixed and variable accounts to the loan account on a pro rata basis.

9.4  Indebtedness
Indebtedness means all unpaid contract loans and accrued loan interest. Any outstanding indebtedness will be deducted from the contract proceeds.

Your contract is terminated whenever your cash surrender value is no longer positive. We will mail notice to your last known address recorded with us and to the holder of any assignment of record at least 31 days before such termination.


Section 10:  The Variable Account

10.1  General Description
The name of the variable account is the Kansas City Life Variable Life Separate Account. The income, gains and losses, whether or not realized, from assets allocated to the variable account are credited or charged against the variable account without regard to our other income, gains or losses. The portion of the assets of the variable account equal to the reserves and other contract liabilities with respect to the variable account will not be chargeable with liabilities arising out of any other business we may contract.

The assets of the variable account are segregated by investment options, thus establishing a series of subaccounts within the variable account.

When permitted by law, we reserve the right to:

        (1)     create new separate accounts;

        (2)     combine separate accounts;

        (3) remove, combine or add subaccounts and make the new subaccounts available to you at our discretion;

        (4) substitute shares of another portfolio of the funds or shares of another investment company for those of the funds;

        (5)     add new portfolios to the funds;

        (6) deregister the variable account under the Investment Company Act of 1940 if registration is no longer required;

        (7)     make any changes required by the Investment Company Act of 1940;
                and

        (8) operate the variable account as a managed investment company under the investment Company Act of 1940 or any other form permitted by law.

If a change is made, we will send you a revised prospectus and any notice required by law. If required, we would first seek the approval of the Securities and Exchange Commission, and when required, the appropriate state regulatory authorities befor e making a change in the investment options.

10.2  Subaccounts
The subaccounts are separate investment accounts. They are named in Section 1, Contract Data.

The subaccount values will fluctuate in accordance with the investment experience of the applicable portfolio of the fund held within the subaccount.

The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate accumulation unit value.

The number of accumulation units to be purchased or redeemed in a transaction is found by dividing:

        (1)     the dollar amount of the transaction; by

        (2) the subaccount's unit value for the valuation period for that transaction.

The number of units in any subaccount will be increased at the end of the valuation period by any net premiums allocated to the subaccount during the current valuation period and by any transfers to the subaccount from another subaccount or from the fixed account during the current valuation period. The number of units in any subaccount will be decreased at the end of the valuation period by any amounts transferred from the subaccount to another subaccount or the fixed account or surrendered during the current valuation period. The number of units in any subaccount will also be reduced on each monthly anniversary day by a pro rata share of the monthly deduction. The monthly deduction will reduce the
Section 10:  The Variable Account (continued)

subaccount units in proportion to each subaccount's value to the entire contract value.

The value of an accumulation unit for each of the subaccounts has been arbitrarily set at $10 when the first investments were bought. The value for any later valuation period is equal to:

                                A  x  B

"A" is equal to the subaccount's accumulation unit value for the end of the immediately preceding valuation day.

"B" is equal to the net investment factor for the most current valuation day.

The net investment factor equals:

                                X     -      Z
                                Y

"X" equals the sum of:

        (1) the net asset value per accumulation unit held in the subaccount at the end of the current valuation day; plus

        (2) the per accumulation unit amount of any dividend, or capital gain distribution on shares held in the subaccount during the current valuation day; less

        (3) the per accumulation unit amount of any capital loss distribution on shares held in the subaccount during the current valuation day; less

        (4) the per accumulation unit amount of any taxes or any amount set aside during the valuation day as a reserve for taxes.

"Y" equals the net asset value per accumulation unit held in the subaccount as of the end of the immediately preceding valuation day.

"Z" equals the charges deducted from the subaccount on each valuation day for the mortality and expense risk charge.

The mortality and expense risk charge is deducted from each of the subaccounts on each valuation day and compensates us for assuming the mortality and expense risks under this contract. These charges are shown in Section 1, Contract Data.



The net investment factor may be greater, less than or equal to one. Therefore, the value of the subaccount may increase, decrease or remain the same.

10.3  Allocations
This contract provides investment options for the amount in the contract value. The initial premium allocation percentages are indicated in the application for this contract, a copy of which is attached. These percentages will also apply to subsequent premium allocations until you change them.

Allocation percentages must be zero or a whole number not greater than 100. The sum of the premium allocation percentages must equal 100.

We reserve the right to limit the number of subaccount allocations in effect at any one time.

On the allocation date the contract value will be allocated to the money market subaccount. Any subsequent premiums that are received from this time until the reallocation date, will also be allocated to the money market subaccount. On the reallocation date, contract value in the money market subaccount will be allocated to the subaccounts and to the fixed account based on the premium payment allocation percentages in the contract application. After the reallocation date, planned periodic pre miums and unscheduled premiums will be allocated as requested on the valuation day they are received by the Home Office.


Section 11:  Transfer Privilege

11.1  Transfer Fees
Six transfers per year may be made from subaccounts and the fixed account free of charge. Any unused free transfers do not carry over to the next contract year. Any additional transfers during a contract year will be charged a $25 transfer fee. For the purpose of assessing a fee, each written request or telephone request is considered to be one transfer. The processing fee will be deducted from the amount being transferred, or from the remaining contract value, according to your instructions.


11.2  Transfers From Subaccounts
After the right to examine period, you may transfer all or a part of an amount from the value in any subaccount of the variable account to one or more of the subaccounts of the variable account or to the fixed account. The minimum amount that you may transfer is the lesser of:

Section 11:  Transfer Privilege (continued)

        (1)     $250; or

        (2)     the total value in that subaccount on that date.

Any transfer that would reduce the amount in a subaccount below $250 will be treated as a transfer request for the entire amount in that subaccount.

A transfer fee may apply as described in Section 11.1, Transfer Fees.

We may suspend or modify this transfer privilege at any time.

11.3  Transfers From The Fixed Account
At your request you may also transfer an amount from the unloaned value in the fixed account to one or more subaccounts of the variable account. We must receive the request in writing or other form acceptable to us. Only one transfer may be made fr om the fixed account each contract year. Transfers will only be made if the amount requested is not more than 25% of the unloaned value in the fixed account.

We will not transfer more than 25% of the unloaned fixed account value, unless the balance after the transfer is less than $250, in which case the entire amount will be transferred.

A transfer fee may apply as described in Section 11.1, Transfer Fees.

We may suspend or modify this transfer privilege at any time.


Section 12:  Settlement Options

12.1  Payment Options
You may apply proceeds of $2,000 or more which are payable under this contract to any of the following options:

        Option 1.  Interest Payments
        We will make interest payments to the payee annually or monthly as elected. Interest on the proceeds will be paid at the guaranteed rate of 3.0% per year and may be increased by additional interest paid annually. The proceeds and any unpaid interest may be withdrawn in full at any time.


        Option 2.  Installments of a Specified Amount
        We will make annual or monthly payments until the proceeds plus interest are fully paid. Interest on the proceeds will be paid at the guaranteed rate of 3.0% per year and may be increased by additional interest. The present value of any unpaid installments may be withdrawn at any time.

        Option 3.  Installments For a Specified Period
        Payment of the proceeds may be made in equal annual or monthly payments for a specified number of years. Interest on the proceeds will be paid at the guaranteed rate of 3.0% per year and may be increased by additional interest. The present value of any unpaid installments may be withdrawn at any time. The amount of each payment is shown in Table A.

        Option 4.  Life Income
        We will pay an income during the payee's lifetime. A minimum guaranteed payment period may be chosen. Payments received under the Installment Refund Option will continue until the total income payments received equal the proceeds applied. The amount of each payment is shown in Table B.

        Option 5.  Joint and Survivor Income
        We will pay an income during the lifetime of two persons and will continue to pay the same income as long as either person is living. The minimum guaranteed payment period will be ten years. The amount of each payment is shown in Table C.

If the payout rates in use by us at the time proceeds become payable are more favorable than those shown in Options 4 and 5, we will provide a life income using the more favorable rates.

These options are supported by our general account. The payments will not reflect the investment experience of the variable account.

12.2  Payee
The payee is the person receiving proceeds under a settlement option. The payee can be you, an Insured or a beneficiary. We will require satisfactory proof of the payee's age under Options 4 and 5.

The contingent payee is the person named to receive proceeds if the payee is not alive.

Section 12:  Settlement Options (continued)

12.3  Minimum Payments
The payment under any settlement option must be at least $50. We may make payments less frequently so that each payment is at least $50.

12.4  Choice of Options
You may choose an option by written notice during one or both Insureds lifetime. If a settlement option is not in effect at the death of the last surviving Insured, a choice may be made by the beneficiary.

12.5  Availability of Options
We reserve the right to restrict these options if you designate an executor, administrator, trustee, corporation, partnership or association as the payee.

12.6  Operative Date
The first payment will be payable on the payment mode following the date proceeds become payable.

12.7  Death of Payee
At the death of the payee, any payments remaining will be paid according to the terms of the settlement option chosen, unless the contingent payee elects in writing to receive the present value of any remaining guaranteed payments in a single sum.


If a contingent payee has not been named or does not survive the payee, the following amounts will be paid in one sum to the estate of the payee:

        (1)     any amount left on deposit under Option 1; and

        (2) the present value of any remaining guaranteed payments under Options 2 through 5.

If you have not named a contingent payee, or if every contingent payee named by you dies before the payee, you may, by written notice to us, name a new contingent payee. The new contingent payee will receive any amount that would otherwise have been payable to the payee's estate.

12.8  Claims of Creditors
To the extent permitted by law, proceeds will not be subject to any claims of a payee's creditors.

        TABLE A - INSTALLMENT OPTION*
        for Each $1,000 of Proceeds Applied
Term of
Years

Annual

Monthly
Term of
Years

Annual

Monthly
Term of
Years

Annual

Monthly

1
$1000.00
$84.47
2
507.39
42.86
3
343.23
28.99
4
261.19
22.06
5
211.99
17.91



6
179.22
15.14
7
155.83
13.16
8
138.31
11.68
9
124.69
10.53
10
113.82
9.61
1
$1000.00
$84.47
2
507.39
42.86
3
343.23
28.99
4
261.19
22.06
5
211.99
17.91



6
179.22
15.14
7
155.83
13.16
8
138.31
11.68
9
124.69
10.53
10
113.82
9.61
11
$104.93
$8.86
12
97.54
8.24
13
91.29
7.71
14
85.95
7.26
15
81.33
6.87



16
77.29
6.53
17
73.74
6.23
18
70.59
5.96
19
67.78
5.73
20
65.26
5.51
21
$62.98
$5.32
22
60.92
5.15
23
59.04
4.99
24
57.33
4.84
25
55.76
4.71



26
54.31
4.59
27
52.97
4.47
28
51.74
4.37
29
50.60
4.27
30
49.53
4.18
21
$62.98
$5.32
22
60.92
5.15
23
59.04
4.99
24
57.33
4.84
25
55.76
4.71



26
54.31
4.59
27
52.97
4.47
28
51.74
4.37
29
50.60
4.27
30
49.53
4.18



        TABLE B - LIFE INCOME OPTIONS*
        Monthly Income for Each $1,000 of Proceeds Applied



Age
MALE
Minimum Guaranteed Payment Period



FEMALE
Minimum Guaranteed Payment Period






None

120
Months

240
Months
Install-ment
Refund


None

120
Months

240
Months
Install-
ment
Refund
50
$4.23
$4.19
$4.06
$4.05
$3.89
$3.87
$3.81
$3.80
51
4.31
4.26
4.11
4.11
3.95
3.93
3.86
3.84
52
4.38
4.33
4.17
4.17
4.01
3.98
3.91
3.89
53
4.46
4.40
4.22
4.23
4.07
4.04
3.96
3.95
54
4.55
4.48
4.28
4.29
4.13
4.11
4.01
4.00









55
4.63
4.56
4.33
4.36
4.20
4.17
4.07
4.06
56
4.73
4.65
4.39
4.43
4.28
4.24
4.12
4.12
57
4.83
4.74
4.45
4.51
4.36
4.32
4.18
4.18
58
4.94
4.83
4.51
4.59
4.44
4.40
4.24
4.25
59
5.05
4.93
4.57
4.67
4.53
4.48
4.30
4.32









60
5.17
5.04
4.63
4.75
4.63
4.57
4.37
4.39
61
5.30
5.15
4.69
4.85
4.73
4.66
4.43
4.47
62
5.44
5.27
4.75
4.94
4.84
4.76
4.50
4.55
63
5.60
5.39
4.81
5.04
4.95
4.86
4.56
4.64
64
5.76
5.52
4.86
5.15
5.08
4.97
4.63
4.73









65
5.93
5.65
4.92
5.26
5.21
5.09
4.69
4.83
66
6.12
5.79
4.97
5.37
5.35
5.21
4.76
4.93
67
6.32
5.94
5.02
5.50
5.50
5.34
4.82
5.04
68
6.53
6.09
5.06
5.62
5.66
5.47
4.88
5.15
69
6.76
6.24
5.11
5.76
5.84
5.61
4.94
5.27









70
7.00
6.40
5.14
5.90
6.02
5.76
5.00
5.39
71
7.26
6.56
5.18
6.04
6.23
5.92
5.05
5.53
72
7.53
6.72
5.21
6.20
6.45
6.08
5.10
5.67
73
7.83
6.88
5.24
6.36
6.70
6.25
5.14
5.81
74
8.15
7.05
5.26
6.53
6.96
6.43
5.18
5.97









75
8.49
7.22
5.28
6.70
7.24
6.61
5.22

6.14


        TABLE C - JOINT AND SURVIVOR OPTION*
        Monthly Income - Ten Year Guaranteed Payment Period for Each $1,000 of Proceeds Applied
Male
Female Age





Age
50
55
60
65
70
75
50
$3.31
$3.37
$3.43
$3.49
$3.53
$3.56
55

3.47
3.55
3.63
3.70
3.76
60


3.68
3.80
3.91
4.00
65



3.97
4.15
4.31
70




4.41
4.68
75





5.08
*Amounts not shown for available options will be furnished on request.






Flexible Premium Variable
Survivorship Life Insurance
Contract - Nonparticipating

Adjustable death benefit. Death proceeds payable at death of the last surviving Insured. Flexible premiums payable until the death of the last surviving Insured.


If you have any questions concerning this contract or if anyone suggests that you change or replace this contract, please contact your Kansas City Life agent or the Home Office of the Company.




Exhibit 1.A.(5)(b)
Contract Split Option Rider



Right to Exchange
While both Insureds are alive you may exchange the contract for separate single life policies on the life of each Insured without evidence of insurability under the conditions for exchange as described below. To exercise this option, a new contract on the life of each Insured must be applied for and issued. When this option is exercised, the contract will be terminated.

The charge for this rider is shown on Section 1, Contract Data of the contract.

Conditions for Exchange
The exchange is subject to all of the following conditions:

(1) either (a) or (b) must be met:

(a) in the case of divorce, a final divorce decree issued by a court of competent jurisdiction in the United States on the Insureds' marriage must be in effect for at least six months, but not more than one year before the date of exchange. Evidence of such decree must be received by us prior to the date of exchange; or

(b) in the case of a change in the Federal Tax Law, the change in law must result in either:
(i) a reduction in the Unlimited Federal Estate Tax marital deduction; or
(ii) a reduction in the maximum Federal Estate Tax bracket rate to a rate below 25%.
You must request the exchange in writing within six months of the first enactment date of a qualifying change in Federal Tax Law.

(2) you must request the exchange in writing. The owner of each new contract must have an insurable interest in the Insured under such contract. If the contract has been assigned, the assignee must consent to the exchange;

(3) the contract must be in force on the exchange date;

(4) we must receive payment of the first premium for each new contract on or before its contract date;

(5) all premiums must be paid to the date of exchange; and

(6) neither of the Insureds were uninsurable at the time the contract was issued.

The New Contract
The specified amount of each new contract will be one half of the total sum insured of the contract on the date of exchange. One half of the surrender value of the contract will be applied as an initial premium on each of the new contracts.

The contract date of each new contract will be the date of exchange. Premiums for the new contracts will be based on our rates then in effect, and the underwriting class of each new contract will be the class that the individual Insured was in at the time the contract was issued.

The new contracts may be any single life contract (other than term insurance) available on the date of exchange for which each Insured qualifies, based upon the coverage amount and each Insured's issue age and underwriting class.

You may request that additional riders be included in each new contract. The issue of any such rider will require our consent and evidence of insurability satisfactory to us.


General Provisions
The following provisions apply to this rider:

        (1) this rider is made a part of the contract policy to which it is attached;

        (2) this split option benefit is subject to all the provisions of this rider and the applicable contract policy provisions;

        (3) the effective date of this rider is specified in the rider description in Section 1, Contract Data of the contractpolicy;

        (4) this rider is nonparticipating. It will not participate in any of our profits, losses or surplus earnings; and

        (5)     this rider does not provide for cash or loan values.; and

        (6) the expiration date of this rider is the policy's maturity date as shown on page 3 of the policy.
Cancellation
This rider may be cancelled by you on any monthly anniversary day. Your request must be in writing and filed with us prior to the monthly anniversary day. We may require that the contractpolicy be submitted for endorsement to show the cancellation.


Termination
This rider will terminate on the earliest of:

(1) the date the contract terminates for any reason; or

(2) the death of either Insured; or

(3) attained age 80 of the older Insured; or

        (4)     the date this rider is cancelled by you.



Signed for Kansas City Life Insurance Company, a stock company, at its Home Office, 3520 Broadway, PO Box 419139, Kansas City, MO 64141-6139.

        /s/C. John Malacarne                            /s/W. E. Bixby
        Secretary                                       President




Exhibit 1.A.(5)(c)
Joint First to Die Term Life Insurance Rider



The Benefit
Kansas City Life Insurance Company will pay the coverage amount under this rider to the beneficiary upon receiving proof of death of the first Insured to die Insured's death on or before the expiration date and while this rider is in force.

The coverage amount provided by this rider is shown in Section 1, Contract Data of the contract.

Cost of Insurance
The cost of insurance for this rider on any monthly anniversary day is equal to:

Q X R

"Q" is the cost of insurance rate (as described in the Monthly Cost of Insurance Rates provision). provision of the policy).

"R" is the coverage amount applicable to this rider on that day.
Monthly Cost of Insurance Rates
The monthly cost of insurance rates used in calculating the cost of insurance on each monthly anniversary day are based on the Insured's age, number of completed policy years, sex and risk class on each monthly anniversary day.

The cost of insurance rates used will be determined by us based on our expectations as to future mortality experience. Any change in the current cost of insurance rates will be on a uniform basis for Insureds of the same age, sex and risk class whose riders have been in force the same length of time. The current cost of insurance rates will never be increased to recover losses incurred, or decreased so as to distribute gains realized by us prior to the change.

The cost of insurance rates used will not exceed those shown in the Monthly Cost of Insurance Rates section of the policy. The guaranteed maximum cost of insurance rates for special risk classes will be adjusted appropriately.

Changes in Coverage Amount
The coverage amount under this rider may be changed at any time after the first rider year, subject to the conditions outlined below.

        Decreases in the Coverage Amount
        Any decrease will be effective on the monthly anniversary day on or next following the date we receive your application for decrease. Any decrease will be applied first against any increases to the coverage amount in the reverse order in which they were made. Any remaining decrease will then be applied against the initial coverage amount.

        The coverage amount remaining in force after any requested decrease may not be less than $10,000.

        Increases in the Coverage Amount
        A request for an increase in the coverage amount will be subject to the following requirements:

        (1)     an application satisfactory to us must be submitted;

        (2)     evidence of insurability satisfactory to us must be submitted;
                and

        (3) that the increased monthly deduction will not cause the contract to lapse, as described iin the Grace Period provision of the contract, as of the effective date of the increase.

        An increase will be effective on the contract monthly anniversary day on or next following the date we receive and approve your application for increase.

Ownership
Unless otherwise provided, the owner of this rider will be the owner of the contract.


Beneficiary
Death proceeds for this rider will be paid, unless otherwise provided, to the owner of this rider, if living, otherwise to the owner's estate.

Suicide
If the either Insured dies by suicide, while sane or insane, within two years of the effective date of this rider, the amount payable by us will be equal to the total cost of insurance and any expense charges associated with this rider.

If the either Insured dies by suicide, while sane or insane, within two years after the effective date of any increase in the coverage amount, the amount payable by us associated with such increase will be limited to the cost of insurance and any expense charges associated with such increase.

Incontestability
We cannot contest this rider after it has been in force during the Insured's' lifetime for two years from the effective date.

Any increase in the coverage amount will not be contested after the increase has been in force during the lifetime of the Insureds for two years following the effective date of the increase.

Age and Sex
If, while this rider is in force and the Insureds are is alive, it is determined that the age or sex of either the Insured has been incorrectly stated, the accumulated value of the contract will be adjusted by the difference in the cost of insurance charged for this rider and the cost of insurance which should have been charged for the correct age or sex, accumulated at the interest rates that were credited to the contracts accumulated value.

If, after the death of the first Insured to die and while this rider is in force, it is determined that the age or sex of either the Insured is not correct, the death benefit will be that which would be purchased by the most recent mortality charge at the correct age and sex.

Conversion of Term Rider
You may convert this rider for new separate contracts on the life of each Insured without evidence of insurability upon written request to us provided:

        (1)     this rider is in force; and

        (2) the request for conversion is made before the expiration date, or within 31 days thereafter.

The premium for each Insured will be based on the age of each Insured on the contract date of the new contract. The first premium for the new contract must be paid before it will take effect.

New Contract
The new contract may be on any permanent life contract then being issued by us. You will not be allowed to convert to a term contract.

The amount of insurance of the new contract for each Insured may not be more than the insurance provided by this rider at the time of conversion. We will not allow conversion to a contract which is less than the minimum amount we issue.

Any insurance under this rider which is converted to a new contract will terminate at the time the new contract takes effect.

The time period in the Suicide and Incontestability provisions of any new contract will begin on the effective date of this rider.

Each Insured will have the same risk class under the new contract as they had for this rider.

Availability of Riders
The new contract may include additional riders only with our consent. The time period of the Suicide and Incontestability provisions of any new contract will apply to these riders from the effective date of the new contract.


General Provisions
The following provisions apply to this rider:

        (1) this rider is made a part of the contractpolicy to which it is attached;

        (2) this term insurance is subject to all the provisions of this rider and the applicable contractpolicy provisions;

        (3) the effective date of this rider is specified in the rider description in Section 1, Contract Data of the contractpolicy;

        (4) this rider is nonparticipating. It will not participate in any of our profits, losses or surplus earnings;

(5) this rider does not provide for cash or loan values; and

        (6) the expiration date of this rider is the date of death of the first Insured to die.
        (6) the expiration date of this rider is the policy's maturity date as shown on page 3 of the policy.
Cancellation
This rider may be cancelled by you on any monthly anniversary day. Your request must be in writing and filed with us prior to the monthly anniversary day. We may require that the contractpolicy be submitted for endorsement to show the cancellation.


Termination of Rider
This rider terminates on the earliest of:

        (1)     the date the contractpolicy terminates for any reason;

        (2)     the date this rider is cancelled by you;

        (3)     the date insurance under this rider is converted; or

        (4)     the expiration date of this rider.



 Monthly Cost of Insurance Rates

The monthly cost of insurance rates used in calculating the cost of insurance on each monthly anniversary day are based on the Insureds' ages, number of completed contract years, sex and risk class on each monthly anniversary day.

The cost of insurance rates used will be determined by us based on our expectations as to future mortality experience. Any change in the current cost of insurance rates will be on a uniform basis for Insureds of the same age, sex and risk class whose riders have been in force the same length of time. The current cost of insurance rates will never be increased to recover losses incurred, or decreased so as to distribute gains realized by us prior to the change.

The cost of insurance rates used will not exceed those shown in the tables below. The rates for Tobacco User Risk Class are based on the 1980 Commissioners Standard Ordinary Smoker Mortality Table, age last birthday. The rates for Nontobacco User Risk Class are based on the 1980 Commissioners Standard Ordinary Nonsmoker Mortality Table, age last birthday. The guaranteed maximum cost of insurance rates for special risk classes will be adjusted appropriately.


Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 -- Tobacco User Risk Class

Age

Male

Female

Age

Male

Female

Age

Male

Female

20
$  .19337
$  .09751
21
$  .19337
$  .09918
22
$  .19004
$  .10168
23
$  .18670
$  .10418
24
$  .18170
$  .10668
25
$  .17586
$  .10918
26
$  .17253
$  .11334
27
$  .17086
$  .11668
28
$  .17086
$  .12084
29
$  .17336
$  .12585
30
$  .17753
$  .13169
31
$  .18336
$  .13669
32
$  .19087
$  .14252
33
$  .20087
$  .15002
34
$  .21255
$  .15836
35
$  .22672
$  .16753
36
$  .24339
$  .18170
37
$  .26424
$  .19837
38
$  .28758
$  .21755
39
$  .31427
$  .23839
40
$  .34512
$  .26340
41
$  .37847
$  .29008
42
$  .41517
$  .31677
43
$  .45521
$  .34345
44
$  .49942
$  .37014
45
$  .54613
$  .39849
46
$  .59452
$  .42768

47
$  .64709
$  .45771
48
$  .70383
$  .49024
49
$  .76559
$  .52611
50
$  .83403
$  .56449
51
$  .91166
$  .60537
52
$  .99933
$  .65209
53
$ 1.09871
$  .70383
54
$ 1.20729
$  .75640
55
$ 1.32342
$  .81066
56
$ 1.44626
$  .86408
57
$ 1.57581
$  .91416
58
$ 1.71210
$  .96343
59
$ 1.85845
$ 1.01603
60
$2.02158
$1.07866
61
$ 2.20568
$ 1.15717
62
$ 2.41331
$ 1.25825
63
$ 2.64531
$ 1.38107
64
$ 2.89921
$ 1.51813
65
$ 3.16834
$ 1.66276
66
$ 3.45019
$ 1.80994
67
$ 3.74228
$ 1.95213
68
$ 4.04883
$ 2.09605
69
$ 4.38161
$ 2.25256
70
$ 4.74912
$ 2.43760
71
$ 5.16234
$ 2.67212
72
$ 5.62985
$ 2.95956
73
$ 6.14840
$ 3.30170

74
$ 6.71732
$ 3.69191
75
$ 7.32578
$ 4.11856
76
$ 7.94851
$ 4.57248
77
$ 8.57457
$ 5.04701
78
$ 9.20819
$ 5.54895
79
$ 9.87149
$ 6.09611
80
$10.58673
$ 6.70972
81
$11.37460
$ 7.40696
82
$12.24905
$ 8.20088
83
$13.19604
$ 9.11908
84
$14.18421
$10.11631
85
$15.18033
$11.17773
86
$16.16033
$12.29516
87
$17.16810
$13.45788
88
$18.22021
$14.67216
89
$19.26842
$15.93752
90
$20.32834
$17.34402
91
$21.43307
$18.86254
92
$22.71710
$20.55222
93
$24.36889
$22.54368
94
$26.62993
$25.22305
95
$30.20740
$29.24955
96
$36.35803
$35.72205
97
$47.21179
$46.86829
98
$66.20701
$66.09430
99
$83.33333
$83.33333







Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 -- Non-Tobacco User Risk Class


Age

Male

Female

Age

Male

Female

Age

Male

Female

20
$  .14002
$  .08418
21
$  .13835
$  .08584
22
$  .13585
$  .08668
23
$  .13252
$  .08834
24
$  .12919
$  .09001
25
$  .12502
$  .09168
26
$  .12252
$  .09418
27
$  .12084
$  .09584
28
$  .12001
$  .09834
29
$  .12001
$  .10168
30
$  .12084
$  .10418
31
$  .12335
$  .10751
32
$  .12669
$  .11084
33
$  .13169
$  .11501
34
$  .13752
$  .12001
35
$  .14419
$  .12585
36
$  .15169
$  .13419
37
$  .16170
$  .14419
38
$  .17253
$  .15502
39
$  .18420
$  .16670
40
$  .19837
$  .18086
41
$  .21338
$  .19587
42
$  .22922
$  .21087
43
$  .24673
$  .22588
44
$  .26590
$  .24089
45
$  .28758
$  .25757
46
$  .31093
$  .27508

47
$  .33594
$  .29426
48
$  .36346
$  .31427
49
$  .39348
$  .33678
50
$  .42768
$  .36180
51
$  .46689
$  .38932
52
$  .51193
$  .42101
53
$  .56365
$  .45604
54
$  .62122
$  .49191
55
$  .68547
$  .53028
56
$  .75557
$  .56865
57
$  .82986
$  .60620
58
$  .91250
$  .64374
59
$1.00518
$  .68630
60
$1.10873
$  .73637
61
$ 1.22400
$  .79814
62
$ 1.35684
$  .87493
63
$ 1.50727
$  .96927
64
$ 1.67447
$ 1.07533
65
$ 1.85761
$ 1.18974
66
$ 2.05589
$ 1.30838
67
$ 2.26846
$ 1.42954
68
$ 2.49956
$ 1.55491
69
$ 2.75590
$ 1.69454
70
$ 3.04592
$ 1.85845
71
$ 3.37720
$ 2.05840
72
$ 3.75991
$ 2.30362
73
$ 4.19334
$ 2.59756

Age

Male

Female
74
$ 4.67004
$ 2.93610
75
$ 5.18002
$ 3.31428
76
$ 5.71919
$ 3.72382
77
$ 6.28340
$ 4.16309
78
$ 6.87613
$ 4.63892
79
$ 7.51607
$ 5.16656
80
$ 8.22375
$ 5.76724
81
$ 9.01810
$ 6.45895
82
$ 9.91569
$ 7.25729
83
$10.91280
$ 8.15937
84
$11.99040
$ 9.15556
85
$13.12418
$10.23537
86
$14.29994
$11.39164
87
$15.49991
$12.62319
88
$16.71910
$13.93142
89
$17.97489
$15.32721
90
$19.28573
$16.82248
91
$20.68242
$18.45266
92
$22.21791
$20.28063
93
$24.04370
$22.43826
94
$26.50347
$25.22305
95
$30.20740
$29.24955
96
$36.35803
$35.72205
97
$47.21179
$46.86829
98
$66.20701
$66.09430
99
$90.90909
$90.90909


Signed for Kansas City Life Insurance Company, a stock company, at its Home Office, 3520 Broadway, PO Box 419139, Kansas City, MO 64141-6139.

/s/C. John Malacarne                            /s/W. E. Bixby
Secretary                                       President



Exhibit 1.A.(5)(d)
Joint Survivorship Four Year Term Life Insurance Rider



The Benefit
Kansas City Life Insurance Company will pay the coverage amount under this rider to the beneficiary upon receiving proof of death of the last surviving
Insured's death on or before the expiration date and while this rider is in force.

The coverage amount provided by this rider is shown in Section 1, Contract Data of the contract.

Ownership
Unless otherwise provided, the owner of this rider will be the owner of the contract.


Beneficiary
Death proceeds for this rider will be paid, unless otherwise provided, to the beneficiary as specified in the contract.

Suicide
If the either Insured dies by suicide, while sane or insane, within two years of the effective date of this rider, the amount payable by us will be equal to the total premiums paid for this rider.

Incontestability
We cannot contest this rider after it has been in force during the Insured's' lifetime for two years from the effective date.

Age and Sex
If, while this rider is in force and the Insureds are is alive, it is determined that the age or sex of either the Insured has been incorrectly stated, the accumulated value of the contract will be adjusted by the difference in premiums charged for this rider and the premiums which should have been charged for the correct age or sex, accumulated at the interest rates that were credited to the contracts accumulated value.


If, after the death of the last surviving Insured and while this rider is in force, it is determined that the age or sex of either the Insured is not correct, the death benefit will be that which the premiums paid would be purchased for the correct ag e and sex.


General Provisions
The following provisions apply to this rider:

        (1) this rider is made a part of the contractpolicy to which it is attached;

        (2) this term insurance is subject to all the provisions of this rider and the applicable contractpolicy provisions;

        (3) the effective date of this rider is specified in the rider description in Section 1, Contract Data of the contractpolicy;

        (4) this rider is nonparticipating. It will not participate in any of our profits, losses or surplus earnings;

        (5)     this rider does not provide for cash or loan values; and

        (6) the expiration date of this rider is the fourth contract anniversary.
        (6) the expiration date of this rider is the policy's maturity date as shown on page 3 of the policy.
Cancellation
This rider may be cancelled by you on any monthly anniversary day. Your request must be in writing and filed with us prior to the monthly anniversary day. We may require that the contractpolicy be submitted for endorsement to show the cancellation.


Termination of Rider
This rider terminates on the earliest of:

        (1)     the date the contractpolicy terminates for any reason;

        (2)     the date this rider is cancelled by you; or

        (3)     expiration date of this rider.




Signed for Kansas City Life Insurance Company, a stock company, at its Home Office, 3520 Broadway, PO Box 419139, Kansas City, MO 64141-6139.

/s/C. John Malacarne                            /s/W. E. Bixby
Secretary                                       President


Exhibit 1.A.(11)

DESCRIPTION OF ISSUANCE,

TRANSFER AND REDEMPTION PROCEDURES FOR CONTRACTS

PURSUANT TO RULE 6e-3(T)(b)(12)(iii)

FOR FLEXIBLE PREMIUM SURVIVORSHIP LIFE INSURANCE CONTRACTS

ISSUED BY

KANSAS CITY LIFE INSURANCE COMPANY

This document sets forth the current administrative procedures that will be followed by Kansas City Life Insurance Company ("Kansas City Life") in connection with its issuance of individual flexible premium variable survivorship life insurance contra cts (the "Contracts"), the transfer of assets held thereunder, and the redemption by Contract owners (the "Owners") of their interests in those Contracts. Capitalized terms used herein have the same meaning as in the prospectus for the Contract that is included in the current registration statement on Form S-6 for the Contract as filed with the Securities and Exchange Commission ("Commission" or "SEC").

I. Procedures Relating to Purchase and Issuance of the Contracts and Acceptance of Premiums

A. Offer of the Contracts, Applications, Initial Net Premiums, and Issuance of the Contracts

1. Offer of the Contracts. The Contracts will be offered and sold for premiums pursuant to established premium schedules and underwriting standards in accordance with state insurance laws.
Premiums for the Contracts and related insurance charges will not be the same for all Owners selecting the same amount and type of Death Benefit. Insurance is based on the principle of pooling and distribution of mortality risks, which assumes that each Owner pays a premium and related insurance charges commensurate with the Insureds mortality risk as actuarially determined utilizing factors such as Age, sex, level of Specified Amount, health and occupation of each Insured. A uniform premium and insurance charges for all Insureds would discriminate unfairly in favor of those Insureds representing greater risk. Although there will be no uniform insurance charges for all Insureds, there will be a uniform insurance rate for all Insureds of the same risk class and same Total Sum Insured. A description of the Monthly Deduction under the Contract , which includes charges for cost of insurance and for supplemental benefits, is in Appendix A to this memorandum.

2. Application. To purchase a Contract, the Owner must complete an application and submit it through an authorized Kansas City Life agent. An application will not be deemed to be complete unless all required information, including without limi tation age, sex, and medical and other background information on each proposed Insured, has been provided in the application.

If the applicant is eligible for temporary insurance coverage, a temporary insurance agreement "TIA") should also accompany the application. The TIA provides temporary insurance coverage prior to the date when all underwriting and other requirements have been met and the application has been approved, with certain limitations, as long as an initial premium payment accompanies the TIA. In accordance with Kansas City Life's underwriti ng rules, temporary life insurance coverage may not exceed $250,000. The TIA may not be in effect for more than 60 days. At the end of the 60 days, the TIA coverage terminates and the initial premium will be returned to the applicant.

3. Payment of Minimum Initial Premium and Determination of Contract Date. With the TIA, the applicant must pay an initial premium payment at the time of application that is at least equal to two months of minimum initial premium (one month of m inimum initial premium is required for Contracts when premium payments will be made under a pre-authorized payment arrangement). The minimum initial premium payment required depends on a number of factors, such as the age, sex and risk class of the proposed Insureds, the Specified Amount, any optional benefits and riders selected and the Planned Periodic Premium payments the Owner proposes to make. (See "Planned Periodic Premiums," below.)

In general, policies that are submitted with the required premium payment (and the premium payment is submitted in "good order") will have a Contract Date which will be the date of the TIA. However, if the Contract Date is calculated to be the 29th, 30th or 31st of the month then the date will be set to the 1st of the next following month. For Contracts where values are applied to the new
Contract from another contract, the Contract Date will be the approval date plus up to two days, unless the approval is the 27th, 28th or 29th of the month in which case then the Contract Date would be the first of the next month. There are several exceptions to these rules based on the type of billing, whether the contract involves a conversion and/or whether the specified amount exceeds $250,000.

Pre-Authorized Check Payment Plan (PAC) or Combined Billing (CB) -- Premium with Application
If PAC or CB is requested and the initial premium is taken with the application, the Contract Date will be the later of the TIA date or the first of the month of approval. Combined Billing is a billing where more than one Kansas City Life contract i s billed together.

Combined Billing (CB)--No Premium With Application
If CB is requested and the initial premium is not taken with the application, the Contract Date will be the earlier of the 1st month after the Contract is approved or the date the initial premium is received. However, if approval occurs on the 1st, 2nd, 3rd, 4th or 5th of the month the Contract Date will be the first of the same month that the Contract is approved. In addition, if the Contract Date is calculated to be the 29th, 30th or 31st of the month then the date will be set to the 1st of t he following month.

Government Allotment (GA) and Federal Allotment (FA)
If GA or FA is requested on the application and an initial premium is taken with the application, the Contract Date will be the 1st of the month of approval. If GA or FA is requested and no initial premium is received the Contract Date will be the f irst of the month for which a full monthly allotment is received.

Conversions
If a Kansas City Life term insurance product is converted to a new Contract the Contract Date will be the date that the previous contract was paid to. If there is more than one term policy being converted, the Contract Date will be determined by the contract with the earliest date that premiums were paid to.

Specified Amount Exceeds $250,000
If the specified amount requested exceeds $250,000 and an initial premium is taken with the application, the Contract Date will be the later of the TIA date of the 1st of the month of approval.

Kansas City Life may specify the form in which a premium payment must be made in order for the premium to be in "good order." Ordinarily, a check will be deemed to be in good order upon receipt, although Kansas City Life may require that the check f irst be converted into federal funds. In addition, for a premium to be received in "good order," it must be accompanied by all required supporting documentation, in whatever form required.

An initial premium will not be accepted from applicants that are not eligible for TIA coverage. Coverage under the Contract begins on the Contract Date, and Kansas City Life will deduct Contract charges as of the Contract Date.

The Contract Date is determined by these guidelines except, as provided for under state insurance law, the Owner may be permitted to backdate the Contract to preserve insurance age. In no case may the Contract Date be more than six months prior to t he date the application was completed. Monthly Deductions will be charged from the Contract Date. If coverage under an existing Kansas City Life insurance contract is being replaced, that contract will be terminated and values will be transferred o n the date when all underwriting and other requirements have been met and the application has been approved. (For a discussion of underwriting requirements, see "Underwriting Requirements" below). Kansas City Life will deduct contract charges as of the Contract Date.

4. Underwriting Requirements. Kansas City Life requires satisfactory evidence of the proposed Insureds insurability, which may include a medical examination of the proposed Insureds. The available issue ages are 20 through 85 for each Insured
 .    There are four risk classes available:  preferred non-tobacco user, standard non-tobacco user, preferred tobacco user, tobacco user. Age is determined on the Insured's age last birthday on the Contract Date. For various purposes under the Cont racts the Insureds joint age will be calculated under the Frasier method. The minimum Total Sum Insured is $200,000. The minimum Specified Amount is $100,000. The minimum Additional Insured Amount is $10,000 and the maximum Additional Insurance A mount at the time of issue is four times the Specified Amount. This coverage may increase to a maximum of 8 times the Specified Amount after issue. The minimum $200,000. Acceptance of an application depends on Kansas City Life's underwriting rules , and Kansas City Life reserves the right to reject an application.

5. Determination of Owner of the Contract. The Owner of the Contract may exercise all rights provided under the Contract. The Insureds are the Owner, unless a different Owner is named in the application. The Owner may by Written Notice name a contingent Owner or a new Owner while at least one Insured is living. Unless a contingent Owner has been named, on the death of the last surviving Owner, ownership of the Contract passes to th e estate of the last surviving Owner, who will become the Owner if the Owner dies. The Owner may also be changed prior to both Insureds deaths by Written Notice satisfactory to Kansas City Life.

B.      Payment and Acceptance of Additional Premiums

1. Generally. Additional unscheduled premium payments can be made at any time while the Contract is in force. Kansas City Life has the right to limit the number and amount of such premium payments, subject to the procedures described below. A loan repayment must be clearly marked as such or it will be credited as a premium. No premium payment will be accepted after the Maturity Date.

2.      Procedures for Accepting Additional Premium Payments.
Premium payments must be made by check payable to Kansas City Life Insurance Company or by any other method that Kansas City Life deems acceptable. Kansas City Life may specify the form in which a premium payment must be made in order for the premium to be in "good order." Ordinarily, a check will be deemed to be in good order upon receipt, although Kansas City Life may require that the check first be converted into federal funds. In addition, for a premium to be received in "good order," it must be accompanied by all required supporting documentation, in whatever form required.

Total premiums paid may not exceed premium limitations for life insurance set forth in the Internal Revenue Code. Kansas City Life will monitor Contracts and will notify the Owner if a premium payment exceeds this limit and will cause the Contract t o violate the definition of insurance. The owner may choose to take a refund of the portion of the premium payment that is determined to be in excess of applicable limitations, or the Owner may submit an application to increase the Additional Insura nce Amount, subject to our underwriting requirements. (See "Underwriting Requirements" above.) Kansas City Life will monitor Contracts and will attempt to notify the Owner on a timely basis if premiums paid under a Contract exceed the "7-Pay Test" as set forth in the Internal Revenue Code and, therefore, the Contract is in jeopardy of becoming a modified endowment contract.

3. Planned Periodic Premiums. When applying for a Contract, the Owner selects a plan for paying level premium payments at specified intervals, e.g., monthly, quarterly, semi-annually or annually. If the Owner elects, Kansas City Life will also arrange for payment of Planned Periodic Premiums on a monthly or quarterly basis under a pre-authorized payment arrangement. The Owner is not required to pay premium payments in accordance with these plans; rather, the Owner can pay more or less th an planned or skip a Planned Periodic Premium entirely. Each premium after the initial premium must be at least $25. Kansas City Life may increase this minimum limit 90 days after sending the Owner a Written Notice of such increase. Subject to the limits described above, the Owner can change the amount and frequency of Planned Periodic Premiums by sending Written Notice to the Home Office. Kansas City Life, however, reserves the right to limit the amount of any increase in planned premium payment.

4. Guaranteed Minimum Death Benefit Option and Guaranteed Minimum Death Benefit Option Premium.
An optional Guaranteed Minimum Death Benefit Option is available only at issue. This option is not available if Coverage Option B is elected or if the Joint First to Die Rider is issued with the Contract. If this option has been elected, it guarante es payment of the Specified Amount (less Indebtedness and any past due charges) upon the death of the last surviving Insured, regardless of the Contracts investment performance, provided that the Guaranteed Minimum Death Benefit Option Premium requi rement is met. The Guaranteed Minimum Death Benefit Option does not guarantee any Additional Insurance Amount.

The Guaranteed Minimum Death Benefit Option Premium is the amount which guarantees that the Guaranteed Minimum Death Benefit Option will remain in effect. The Guaranteed Minimum Death Benefit Option Premium requirement is met if, on each Monthly Ann iversary Day:
the cumulative premiums paid equal or exceed the cumulative Guaranteed Minimum Death Benefit Options Premiums (the amount of the Guaranteed Minimum Death Benefit Option Premium is shown in the Contract), plus Indebtedness, where the term the cumulative premiums paid means the amount that is equal to (A) the sum of all premiums paid, less (B) the sum of all partial surrenders, with
(A) and (B) each accumulated at an annual effective interest rate of 4.)% from the date the C ontract is issued to the Monthly Anniversary Date on which the Guaranteed Minimum Death Benefit Option Premium requirement is calculated, and the term cumulative Guaranteed Minimum Death Benefit Option Premiums means the amount that is equal to the sum of the Guaranteed Minimum Death Benefit Option Premiums, with each such premium accumulated at an annual effective interest rate of 4% to the Monthly Anniversary Date on which the Guaranteed Minimum Death Benefit Option Premium requirement is calculated.

If the Guaranteed Minimum Death Benefit Option Premium requirement is not met, the Guaranteed Minimum Death Benefit Option is in default. A 61-day notice period begins on the day Kansas City Life mails the notice that the Guaranteed Minimum Death Be nefit Option is in default and the amount of premium required to maintain the Guaranteed Minimum Death Benefit Option. The default premium will be the amount by which the cumulative Guaranteed Minimum Death Benefit Option Premium plus indebtedness is greater than the cumulative paid premium. The Guaranteed Minimum Death Benefit Option will terminate if sufficient premium is not paid by the end of the notice period.

If the policy contains any Additional Insurance Amount coverage or any optional benefit riders, then in addition to testing the Guaranteed Minimum Death Benefit Option Premium requirement as outlined above, the Contract Value will be tested to ensure that the policy is funded at a sufficient level to support the Additional Insurance Amount or other optional benefit riders. On each Monthly Anniversary Day the Cash Surrender Value will be tested to determine if it is sufficient to cover the Monthl y Deduction. If not, a 61-day notice period begins on the day Kansas City Life mail notice of the default premium amount. The default premium will be equal to the payment which would be sufficient to provide a Cash Surrender Value equal to three mon thly deductions. The Additional Insurance Amount coverage and other optional benefit riders will be removed from the contract if payment at least equal to the default premium is not received by the end of the notice period.

There is no charge for this option during the first 10 Contract Years.
Beginning in Contract Year 11 a monthly charge per $1,000 of Specified Amount at issue will apply. The Guaranteed Minimum Death Benefit Option is not available for Coverage Option B Contracts, for Contracts on which the Additional
Insurance Amount exceeds or is scheduled to exceed the Specified Amount or for Contracts which include the Joint First to Die Rider. The Guaranteed Minimum Death Benefit Option will terminate upo n your request, if the Coverage Option is changed to B or if the amount of the Additional Insurance Amount is increased to more than the Specified Amount.

The Guaranteed Minimum Death Benefit Option may be reactivated within two years of termination of such option. Re-activation requires: (1) written notice to restore the option, (2) evidence of insurability of the Insureds satisfactory to us, unless Re-activiation is requested within one year after the beginning of the notice period; and (3) payment of the amount by which the cumulative Guaranteed Minimum Death Benefit Option Premium plus Indebtedness exceeds the cumulative paid premiums on the date of Re-activation. On the Monthly Anniversary Day on which the Re-activation takes effect, Kansas City Life will deduct from the Contract Value any unpaid Guaranteed Minimum Death Benefit Option Charges. Kansas City Life reserves the right to deny Re-activation of the Guaranteed Minimum Death Benefit Option more than once during the life of the Contract.

5.      Premium Payments Upon Increase in Additional Insurance Amount.
Depending on the Contract Value at the time of an increase in the Additional Insured Amount and the amount of the increase requested, an additional premium payment may be necessa ry or a change in the amount of Planned Periodic Premiums may be advisable.

6. Premium Payments to Prevent Lapse. If the Guaranteed Minimum Death Benefit Option has been elected, the Specified Amount is guaranteed to remain in force as long as the Guaranteed Minimum Death Benefit Option Premium requirement is met on eac h Monthly Anniversary Day. However, while failure to meet the Guaranteed Minimum Death Benefit Option Premium requirement will cause the Guaranteed Minimum Death Benefit Option to terminate, such failure will not necessarily cause the Contract to lapse. Riders are not guaranteed by the Guaranteed Minimum Death Benefit Option and will terminate if the Cash Surrender Value becomes negative.

If the Guaranteed Minimum Death Benefit Option has not been elected or has been removed, a grace period starts if the Cash Surrender Value on a Monthly Anniversary Day will not cover the Monthly Deduction. A premium sufficient to provide a Cash Surr ender Value equal to three Monthly Deductions must be paid during the grace period to keep the Contract in force.

7. Grace Period. The grace period is a 61-day period to make a premium payment sufficient to prevent lapse. Kansas City Life will send notice of the amount required to be paid during the grace period to the Owner's last known address and the addres s of any assignee of record. The grace period will begin when the notice is sent. The Contract will remain in force during the grace period. If the last surviving Insured should die during the grace period, the Death Benefit proceeds will still be payable to the Beneficiary, although the amount paid will reflect a reduction for the Monthly Deductions due on or before the date of the last surviving Insured's death (and for any Indebtedness). If the grace period premium payment has not been pa id before the grace period ends, the Contract will lapse. It will have no value and no benefits will be payable. A grace period also may begin if Indebtedness becomes excessive.

C.      Allocation and Crediting of Initial and Additional Premiums

1. The Separate Account, Subaccounts, and Fixed Account. The variable benefits under the Contracts are supported by the Kansas City Life Variable Life Separate Account (the "Variable Account"). The Variable Account currently consists of twenty-eight Subaccounts, fourteen of which support the Contracts, and fourteen of which support other flexible premium variable life insurance contracts used by Kansas City Life. The assets of the Subaccounts are used to purchase shares of a designated corresponding mutual fund Portfolio that is part of one of the following Funds: MFS Variable Insurance Trust ("MFS Trust"), American Century Variable Portfolios Inc. ("American Century Variable Portfolios), Federated Insurance Series, Dreyfus Variable Investment Fund and Dreyfus Stock Index Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end management investment company. Owners also may allocate Contract Value to Kansas City Life's general account (the "Fixed Account"). Additional Subaccounts may be added from time to time to invest in portfolios of MFS Trust, American Century Variable Portfolios, Federated Insurance Series, Dreyfus Variable Investment Fund and Dreyfus Stock Index Fund or any other inv estment company.

2. Allocations Among the Accounts. Net Premiums and Contract Value are allocated to the Subaccounts and the Fixed Account in accordance with the following procedures.

a. General. In the Contract application, the Owner specifies the percentage of a Net Premium to be allocated to each Subaccount and to the Fixed Account. The sum of the allocations must equal 100%, and Kansas City Life reserves the right to li mit the number of Subaccounts to which premiums may be allocated, although the number of Subaccounts to which net premiums may be allocated will never be less than twelve. The Owner can change the allocation percentages at any time, subject to these rules, by sending Written Notice to the Home Office. Changes in allocation may also be made by telephone if a proper authorization has been provided. The change will apply to premium payments received with or after receipt of notice.

b. Allocation of Initial Net Premium. On the Allocation Date, the initial Net Premium will be allocated to the Money Market Subaccount. The Allocation Date is the later of the date when all underwriting and other requirements have been met and an application has been approved, or the date the initial premium is received in good order at the Home Office. Kansas City Life may specify the form in which a premium payment must be made in order for the premium to be in "good order." Ordinarily, a check will be deemed to be in good order upon receipt, although Kansas City Life may require that the check first be converted into federal funds. In addition, for a premium to be received in "good order," it must be accompanied by all required supporting documentation, in whatever form required. If any additional premiums are received in good order before the Reallocation Date (as defined below), the corresponding Net Premiums also will be allocated to the Money Market Subaccount. On the Reallocation Date Contract Value in the Money Market Subaccount will be allocated to the Subaccounts and to the Fixed Account based on the Net Premium allocation percentages specified in the application. The Reallocation Date is 30 days after the Allocation Date.

c. Allocation of Additional Premiums. Premiums received on or after the Reallocation Date will be credited to the Contract and the Net Premiums will be invested as requested on the Valuation Day they are received at Kansas City Life's Home Office, except if additional underwriting is required. Premium payments requiring additional underwriting will not be credited to the Contract until underwriting has been completed and the premium payment has been accepted. (See "Underwriting Requirements" above). If the additional premium payment is rejected, Kansas City Life will return the premium payment immediately, without any adjustment for investment experience.

II.     Transfers Among Accounts

        A.      Transfer Privilege

1. General. After the Reallocation Date and prior to the Maturity Date, the Owner may transfer all or part of an amount in the Subaccount(s) to another Subaccount(s) or to the Fixed Account, or transfer a part of an amount in the Fixed Account to the Subaccount(s), subject to the restrictions described below. Kansas City Life will make the transfer on the Valuation Day that it receives Written Notice requesting such transfer. Transfers may also be made by telephone if the appropriate ele ction has been made at the time of application or proper authorization has been provided.

2. General Restrictions on Transfer Privilege. The minimum transfer amount is the lesser of $250 or the entire amount in that Subaccount or the Fixed Account. A transfer request that would reduce the amount in a Subaccount or the Fixed Account below $250 will be treated as a transfer request for the entire amount in that Subaccount or the Fixed Account. There is no limit on the number of transfers that can be made among Subaccounts or to the Fixed Account. However, only one transfer may be made from the Fixed Account each Contract Year. (For a description of those restrictions, see "Restrictions on Transfers from Fixed Account," below.) The first six transfers during each Contract Year are free. Any unused free transfers do not carry over to the next Contract Year. Kansas City Life will assess a $25 Transfer Processing Fee for the seventh and each subsequent transfer during a Contract Year. For the purp ose of assessing the fee, each Written Request (or telephone request) is considered to be one transfer, regardless of the number of Subaccounts or the Fixed Account affected by the transfer. The processing fee will be deducted from the amount being transferred or from the remaining Contract Value, according to the Owner's instructions.

3. Restrictions on Transfers from Fixed Account. One transfer each Contract Year is allowed from the Fixed Account to any or all of the Subaccounts. The amount transferred from the Fixed Account may not exceed 25% of the unloaned Fixed Account Value on the date of transfer, unless the balance after the transfer is less than $250, in which case Kansas City Life will transfer the entire amount.

B.      Dollar Cost Averaging Plan

1. General. The Dollar Cost Averaging Plan, if elected, enables the Owner to transfer systematically and automatically, on a monthly basis for a period of 3 to 36 months, specified dollar amounts from the Money Market Subaccount to other Subaccounts. At least $250 must be transferred from the Money Market Subaccount each month. The required amounts may be allocated to the Money Market Subaccount through initial or subsequent premium payments or by transferring amounts into the Money Market Subaccount from the other Subaccounts or from the Fixed Account (which may be subject to certain restrictions).

2. Election and Operation of the Program. The Owner may elect this plan at the time of application by completing the authorization on the application or at any time after the Contract is issued by properly completing the election form and retu rning it to Kansas City Life. The election form allows the Owner to specify the number of months for the Dollar Cost Averaging Plan to be in effect. Dollar cost averaging transfers will commence on the next Monthly Anniversary Day on or next following the Reallocation Date or the date The Owner requests. Dollar cost averaging will terminate at the completion of the designated number of months or the day Kansas City Life receives Written Notice instructing Kansas City Life to cancel the Dollar Cost Averaging Plan.

Transfers made from the Money Market Subaccount for the Dollar Cost Averaging Plan will not count toward the six transfers permitted each Contract Year without imposing the Transfer Processing Fee.

C.      Portfolio Rebalancing Plan

1. General. The Owner may elect to have the accumulated balance of each Subaccount redistributed to equal a specified percentage of the Variable Account Value. This will be done on a quarterly basis at three-month intervals from the Monthly Anniversary Day on which the Portfolio Rebalancing Plan commences.

2. Election and Operation of the Plan. The Owner may elect this plan at the time of application by completing the authorization on the application or at any time after the Contract is issued by properly completing the election form and returning it to us. If elected, this plan automatically adjusts the Owner's Portfolio mix to be consistent with the allocation most recently requested. The redistribution will not count toward the six transfers permitted each Contract Year without imposing the Transfer Processing Fee. If the Dollar Cost Averaging Plan has been elected and has not been completed, the Portfolio Rebalancing Plan will commence on the Monthly Anniversary Day following the termination of the Dollar Cost Averaging Plan. Portfolio rebalancing will terminate when you request any transfer or the day Kansas City Life receive Written Notice instructing us to cancel the Portfolio Rebalancing Plan. If the Contract Value is negative at the time portfolio rebalancing is scheduled, the re-distribution will not be completed.

III. "Redemption" Procedures: Full and Partial Surrenders, Maturity Benefit, Death Benefits, and Loans

A.      "Free-Look" Period

The Owner may cancel the Contract for a refund during the "free-look" period. This period expires 10 days after the Owner receives the Contract. If the Owner decides to cancel the Contract, the Owner must return it by mail or other delivery method to the Home Office or to the authorized Kansas City Life agent who sold it. Immediately after mailing or delivery, the Contract will be deemed void. Within seven calendar days after Kansas City Life receives the returned Contract, Kansas City Life will refund premiums paid. In some states Kansas City Life may be required to refund the greater of Contract Value and premiums paid.

B.      Surrendering the Contract for Cash Surrender Value

The Owner may surrender the Contract at any time for its Cash Surrender Value by submitting a written request to the Home Office. Kansas City Life may require return of the Contract. A surrender request will be processed as of the date the Owner's written request and all required documents are received. Payment will generally be made within seven calendar days. The Cash Surrender Value may be taken in one lump sum or it may be applied to a payment option. The Owner's Contract will terminate and cease to be in force if it is surrendered for one lump sum. It cannot later be reinstated.

C.      Partial Surrenders

1. General. The Owner may make partial surrenders under the contract at any time, subject to the conditions below. The Owner must submit a Written Request to the Home Office. Each partial surrender must be at least $500. The partial surrende r amount may not exceed the Cash Surrender Value, less $300. A Partial Surrender Fee will be assessed on a partial surrender. This charge will be deducted from the Owner's Contract Value in addition to the amount requested to be surrendered and will be considered part of the surrender (together, "partial surrender amount"). As of the date Kansas City Life receives a Written Request for a p artial surrender, the Contract Value will be reduced by the partial surrender amount.

2. Allocation of Partial Surrender Among the Accounts. When the Owner requests a partial surrender, the Owner can direct how the partial surrender amount will be deducted from Contract Value in the Subaccounts and Fixed Account. If the Owner p rovides no directions, the partial surrender amount will be deducted from Contract Value in the Subaccounts and Fixed Account on a pro-rata basis.

3. Effect of Partial Surrender on Death Benefit. If Coverage Option A or L is in effect, Kansas City Life will reduce the Contract Value by the partial surrender amount. The Total Sum Insured will be reduced by the partial surrender amount min us the excess, if any, of the Death Benefit over the Total Sum Insured at the time the partial surrender is made. If the partial surrender amount is less than the excess of the Death Benefit over the Total Sum Insured, the Total Sum Insured will not be reduced. If Coverage Option B is in effect Kansas City Life will reduce the Contract Value by the partial surrender amount. Kansas City Life reserves the right to reject a partial surrender request if the partial surrender would reduce the Tot al Sum Insured below the minimum amount for which the Contract would be issued under Kansas City Life's then-current rules, as interpreted by Kansas City Life.

4. Date Partial Surrender Requests Are Processed. Partial surrender requests will be processed as of the date the Owner's written request is received in good order, and generally will be paid within seven calendar days. A written request for a partial surrender will be deemed to be good order when, among other things, all required supporting documentation has been received.

D.      Partial Surrender Fee
Kansas City Life will deduct an administrative charge upon a partial surrender. This charge is the lesser of 2% of the amount surrendered or $25. This charge will be deducted from the Contract Value in addition to the amount requested to be surrend ered and will be considered to be part of the partial surrender amount.

E..      Redemptions for Monthly Deduction
On the Allocation Date, Kansas City Life will deduct Monthly Deductions for the Contract Date and each Monthly Anniversary that has occurred prior or on to the Allocation Date. (The Monthly Deduction is described in Appendix A.)
Subsequent Monthly Deductions will be made as of each Monthly Anniversary Day thereafter. The Owner's Contract Date is the date used to determine the Owner's Monthly Anniversary Day. The Monthly Deduction consists of (1) monthly expense charges, (2) cost of insurance charges, and (3) any charges for optional benefits. The Monthly Deduction is deducted from the Variable Accounts and Fixed Account pro rata on the basis of the portion of Contract Value in each account on the Monthly Anniversary Day.

F.      Death Benefits

As long as the Contract remains in force, Kansas City Life will pay the Death Benefit proceeds upon receipt at the Home Office of proof of the death of the last surviving Insured that Kansas City Life deems satisfactory. Kansas City Life may also re quire proof of the death of the Insured who died first and may require return of the Contract. The Death Benefit will be paid in a lump sum generally within seven calendar days of receipt of satisfactory proof or, if elected, under a payment option. The Death Benefit will be paid to the Beneficiary.

Under certain circumstances and in accordance with established administrative procedures, Kansas City Life will pay death benefit proceeds through Kansas City Life's Personal Growth Account, an interest bearing account. Proceeds paid through the Per sonal Growth Account are placed in our general account. Check-writing privileges are provided in the Personal Growth Account under which the bank that pays the check will be reimbursed by Kansas City Life out of the proceeds held in our general acco unt. A Contract Owner or beneficiary (whichever applicable) will have immediate access to the proceeds by writing a check on the account. Kansas City Life pays interest from the date of death to the date the Personal Growth Account is closed. The pr ospectus for the Contracts advises prospective and current Contract Owners of the foregoing and that the Personal Growth Account is not a bank account and is not insured nor guaranteed by the FDIC or any other government agency.

1. Amount of Death Benefit Proceeds. The Death Benefit proceeds payable upon the death of the last surviving Insured are equal to the sum of: (1) the greater of: (a) the Death Benefit under the Coverage Option selected, calculated as of the da te of the last surviving Insured's death, or (b) the Corridor Death Benefit; and (2) an amount equal to any benefits provided by any option benefits or riders, plus any premiums received after the date of death, minus any indebtedness on that date, a nd, if the death occurred during a grace period, minus any past due Monthly Deductions. A minimum Death Benefit may be provided under the Guaranteed Minimum Death Benefit Option. If all or part of the Death Benefit proceeds are paid in one sum, Kan sas City Life will pay interest on this sum as required by applicable state law from the date of receipt of due proof of the last surviving Insured's death to the date of payment.

2. Coverage Options. The Contract Owner may choose one of three Coverage Options, which will be used to determine the Death Benefit. Under Option A, the Death Benefit is equal to the Total Sum Insured on the date of death of the last surviving Insured. Under Option B, the Death Benefit is the Total Sum Insured on the date of death of the last surviving Insured plus the Contract Value on the date of such death. Under Coverage Option L, the Death Benefit will be the sum of: (1) the Total Sum Insured on the date of death of the last surviving Insured; and (2) the Contract Value on the Contract Anniversary preceding the death of the last surviving Insured multiplied by the applicable Option L Death Benefit Percentage less the Total Su m Insured on that Contract Anniversary. If the amount in (2) of the Option L Death Benefit calculation is less than zero then the Option L Death Benefit will be equal to the amount calculated in (1).

3. Initial Specified Amount and Coverage Option. The Initial Specified Amount is set at the time the Contract is issued. The Owner may change the Specified Amount from time to time, as discussed below. The Owner selects the Coverage Option when the Owner applies for the Contract. The Owner also may change the Coverage Option, as discussed below.

4. Changes in Coverage Option. Kansas City Life reserves the right to require that no change in Coverage Option occur during the first Contract Year and that no more than one increase be made in any 12-month period. Coverage Option L is only a vailable at issue. After any change, the Total Sum Insured must be at least $200,000 and the Specified Amount must be at least $100,000. The effective date of the change will be the Monthly Anniversary Day following the date Kansas City Life approv es the Owner's application for change.

If the Coverage Option is B or L, it may be changed to A. The Total Sum Insured will not change. If the Coverage Option is A or L, it may be changed to B subject to evidence of insurability satisfactory to Kansas City Life. (See
Underwriting Requirements,above.)   The new Total Sum Insured will be the
greater of the Total Sum Insured less the Contract Value as of the date of change or $25,000. If the Coverage Option is changed to B, the Guaranteed Minimum Death Benefit Option, if in effect , will terminate.

Kansas City Life reserves the right to decline any Coverage Option change that Kansas City Life determines would cause the Contract to not qualify as life insurance under applicable tax laws.

5. Increases in the Additional Insurance Amount
Increases to the Additional Insurance Amount may be made either through scheduled annual increases requested and through unscheduled increases requested at any other time of the Owner's choosing. The maximum Additional Insurance Amount coverage is f our times the Specified Amount at issue. This coverage may increase to a maximum of eight times the Specified Amount after issue under scheduled annual increases.

Scheduled increases to the Additional Insurance Amount, subject to Kansas City Life's approval, may be based on a flat amount annual increase or a percentage annual increase. Available percentage increases range from 0-25% of the Additional Insuran ce Amount. The percentage increase will be based on the specified percentage of the Additional Insurance Amount at the time the scheduled increase occurs. Available amounts for a flat amount increase not to exceed a dollar amount equal to 25% of t he Additional Insurance Amount at issue. The Guaranteed Minimum Death Benefit Option will not be available if the Additional Insurance Amount is, or is scheduled to, exceed the Specified Amount.

The Owner may request increases to the Additional Insurance Amount other than the annual, scheduled increases available at issue. Kansas City Life reserve the right to require that no increases in Additional Insurance Amount occur during the first C ontract Year and that no more than one increase be made in any 12-month period.

Any requested, unscheduled increase in the Additional Insurance Amount must be at least $10,000 and an application must be submitted. Kansas City Life reserves the right to require satisfactory evidence of insurability. In addition, the Insureds' attained Age must be less than the current maximum issue Age for the Contracts, as determined by Kansas City Life from time to time. A change in Planned Periodic Premiums may be advisable.

The increase in the Additional Insurance Amount will become effective on the Monthly Anniversary Day on or next following the date the request for the increase is received and approved. If the Additional Insurance Amount is increased to be greater t han the Specified Amount, the Guaranteed Minimum Death Benefit Option, if applicable, will terminate. In addition, if the Cash Surrender Value is at any time insufficient to pay monthly deductions for the Contract, the Additional Insurance Amount an d riders will terminate in order to preserve the Guaranteed Minimum Death Benefit Option.

6.  Decreases in Total Sum Insured
The Owner may request a decrease in the Total Sum Insured. When a decrease in Total Sum Insured is made, Kansas City Life will first reduce any amount of Additional Insurance Amount remaining and only then reduce the Specified Amount, starting with the latest increase and continuing in the reverse order in which the increases were made. If the Specified Amount is decreased, the Guaranteed Minimum Death Benefit Option coverage amount will be decreased by the same
amount.   Under certain circumst ances, a partial surrender will result in a decrease in the Total Sum Insured.

Kansas City Life reserves the right to require that no decreases occur during the first Contract Year and that no more than one decrease be made in any 12-month period.

Kansas City Life reserves the right to require that the Total Sum Insured after any decrease be at least $200,000 and the Specified Amount must be $100,000. The Owner must provide written notice to the Home Office of his intention to decrease the Spe cified Amount. The effective date of the decrease will be the Monthly Anniversary Day following the date Kansas City Life approves the Owner's request for a decrease.

Decreasing the Total Sum Insured may have the effect of decreasing monthly Cost of Insurance Charges. However, a decrease will not decrease the Target Premium or Guaranteed Minimum Death Benefit Option Premium.

G.      Loans
1. When Loans are Permitted. Prior to the death of the Insured, the Owner may borrow against the Contract at any time by submitting a written request to the Home Office, provided that the Cash Surrender Value of the Contract is greater than zero. Loans may also be made by telephone if the appropriate election has been made at the time of application or proper authorization has been provided to us. The maximum loan amount is equal to the Contract's Cash Surrender Value on the effective date of the loan less loan interest to the next Contract Anniversary. Contract loans will be processed as of the date the Owner's written request is received and approved. Loan proceeds generally will be sent to the Owner within seven calendar days.

2. Interest. Kansas City Life will charge interest on any Indebtedness at an annual rate of 6.0%. Interest is due and payable at the end of each Contract Year while a loan is outstanding. If interest is not paid when due, the amount of the in terest is added to the loan and becomes part of the Indebtedness.

3. Loan Collateral. When a Contract loan is made, an amount sufficient to secure the loan is transferred out of the Subaccounts and the unloaned value in the Fixed Account and into the Contract's Loan Account. Thus, a loan will have no immediate effect on the Contract Value, but the Cash Surrender Value will be reduced immediately by the amount transferred to the Loan Account. The Owner may specify the Variable Accounts and/or Fixed Account from which collateral will be transferred. If no allocation is specified, collateral will be transferred from each Subaccount and from the unloaned value in the Fixed Account in the same proportion that the Contract Value in each Subaccount and the unloaned value in the Fixed Account bears to the total Contract Value in those accounts on the date that the loan is made. An amount of Cash Surrender Value equal to any due and unpaid loan interest will also be transferred to the Loan Account on each Contract Anniversary. Due and unpaid interest will be transferred from each Subaccount and the unloaned value in the Fixed Account in the same proportion that each Subaccount Value and the unloaned value in the Fixed Account Value bears to the total unloaned Contract Value.

The Loan Account will be credited with interest at an effective annual rate of not less than 4%. Interest earned on the Loan Account will be added to the Fixed Account.

4. Preferred Loan Provision. Beginning in the eleventh Contract Year, a preferred loan may be requested. The maximum amount available for a preferred loan is the Contract Value less premiums paid and may not exceed the maximum loan amount. The amount in the Loan Account securing the preferred loan will be credited with interest at an effective annual rate of 6.0%. The preferred loan provision is not guaranteed.

5. Loan Repayment;. The Owner may repay all or part of the Owner's Indebtedness at any time while the Insured is living and the Contract is in force. Kansas City Life reserves the right to require that each loan repayment be at least $50.00. L oan repayments must be sent to the Home Office and will be credited as of the date received. A loan repayment must be clearly marked as "loan repayment" or it will be credited as a premium. When a loan repayment is made, Contract Value in the Loan Account in an amount equal to the repayment is transferred from the Loan Account to the Subaccounts and the unloaned value in the Fixed Account. Unless specified otherwise by the Owner, loan repayment amounts will be transferred to the Subaccounts a nd the unloaned value in the Fixed Account according to the premium allocation instructions in effect at that time.

6. Reduction in Death Benefit. If the Death Benefit becomes payable while a loan is outstanding, the Indebtedness will be deducted in calculating the Death Benefit proceeds.

7. Default. If the Loan Account Value exceeds the Contract Value less any applicable Surrender Charge on any Valuation Day, the Contract will be in default. The Owner, and any assignee of record, will be sent notice of the default. The Owner will have a 61-day grace period to submit a sufficient payment to avoid termination of coverage under the Contract. The notice will specify the amount that must be repaid to prevent termination.

H.      Payment Options

The Contract offers a variety of ways of receiving proceeds payable under the Contract, such as on surrender, death or maturity, other than in a lump sum. These payment options are summarized below. The Owner may apply proceeds of $2,000 or more which are payable under this Contract to any of the following options:

1. Option 1 - Interest Payments. Kansas City Life will make interest payments to the payee annually or monthly as elected. Interest on the proceeds will be paid at the guaranteed rate of 3.0% per year and may be increased by additional interest paid annually. The proceeds and any unpaid interest may be withdrawn in full at any time.

2. Option 2 - Installments of a Specified Amount. Kansas City Life will make annual or monthly payments until the proceeds plus interest are fully paid. Interest on the proceeds will be paid at the guaranteed rate of 3.0% per year and may be increased by additional interest. The present value of any unpaid installments may be withdrawn at any time.

3. Option 3 - Installments For a Specified Period. Payment of the proceeds may be made in equal annual or monthly payments for a specified number of years. Interest on the proceeds will be paid at the guaranteed rate of 3.0% per year and may be increased by additional interest. The present value of any unpaid installments may be withdrawn at any time.

4. Option 4 - Life Income. Kansas City Life will pay an income during the payee's lifetime. You also may choose a minimum guaranteed payment period or an installment refund option as part of your life income payment option. The minimum guaranteed payment period guarantees that life income payments will continue after death until payments have been paid for the full guaranteed payment period selected. The installment refund option guarantees that life income payments will continue after death until the total income payments received equal the amount of proceeds applied when the option was initially selected.

5. Option 5 - Joint and Survivor Income. Kansas City Life will pay an income during the lifetime of two persons and will continue to pay the same income as long as either person is living. The minimum guaranteed payment period will be ten years.

6. Minimum Amounts. Kansas City Life reserves the right to pay the total amount of the Contract in one lump sum, if less than $2000. If payments are less than $50, payments may be made less frequently at Kansas City Life's option. If Kansas City Life has available at the time a payment option is elected options or rates on a more favorable basis than those guaranteed, the more favorable benefits will apply.

I.      Delay in Redemptions or Transfers
Kansas City Life will ordinarily pay any Death Benefit proceeds, loan proceeds, partial surrender proceeds, or full surrender proceeds within seven calendar days after receipt at the Home Office of all the documents required for such a payment. Othe r than the Death Benefit, which is determined as of the date of death, the amount will be determined as of the date of receipt of required documents. However, Kansas City Life may delay making a payment or processing a transfer request if (1) the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists as a result of which the disposal or valuation of Variable Account assets is not reasonably practicable; or (2) the SEC by order permits postponement of payment to protect Kansas City Life's Contract Owners.

J.      Telephone Transfer, Premium Allocation Changes and Loan Privileges

1. Election of the Program. Transfers, changes in premium allocation and loan requests will be based upon instructions given by telephone, provided the appropriate election has been made at the time of application or proper authorization has be en provided to Kansas City Life. Kansas City Life reserves the right to suspend telephone transfer, premium allocation and/or loan privileges at any time, for any reason, if it deems such suspension to be in the best interests of Contract Owners.

2. Procedures Employed to Confirm Genuineness of Telephone Transfer, Premium Allocation Changes and Loan Privileges Instructions. Kansas City Life will employ reasonable procedures to confirm that instructions communicated by telephone are gen uine, and if Kansas City Life follows those procedures it will not be liable for any losses due to unauthorized or fraudulent instructions. Kansas City Life may be liable for such losses if it does not follow those reasonable procedures. The procedures Kansas City Life will follow for telephone transfers, premium allocation changes and loans include requiring some form of personal ident ification prior to acting on instructions received by telephone, providing written confirmation of the transaction, and making a tape recording of the instructions given by telephone.

APPENDIX A
On the Allocation Date, Kansas City Life will deduct Monthly Deductions for the Contract Date and each Monthly Anniversary that has occurred prior to or on the Allocation Date. Subsequent Monthly Deductions will be made as of each Monthly Anniversar y Day thereafter. The Contract Date is the date used to determine Monthly Anniversary Day. The Monthly Deduction consists of (1) monthly expense charges, (2)cost of insurance charges, and (3) any optional benefit charges, as described below. The Monthly Deduction is deducted from the Variable Accounts and Fixed Account pro rata on the basis of the portion of Contract Value in each account on the Monthly Anniversary Day.

        Monthly Expense Charge. The Monthly Expense Charge is made up of two parts:

        (1)   a charge of $12.50 per month for the first five Contract
              Years.
        (2) a monthly expense charge of $7.50 plus $.02 per $1,000 of Total Sum Insured per month for all Contract Years.

The Monthly Expense Charge reimburses Kansas City Life for expenses incurred in the administration of the Contracts and the Variable Account. Such expenses include but are not limited to: underwriting and issuing the Contract, confirmations, annual reports and account statements, maintenance of Contract records, maintenance of Variable Account records, administrative personnel costs, mailing costs, data processing costs, legal fees, accounting fees, filing fees, the costs of other services necessary for Contract Owner servicing and all accounting, valuation, regulatory and updating
 requirements.   The Monthly Expense Charge is guaranteed not to increase.

        Cost of Insurance Charge. This charge compensates Kansas City Life for the expense of providing insurance coverage. The charge depends on a number of variables and therefore will vary from Contract to Contract and from Monthly Anniversary Day to Monthly Anniversary Day. For any Contract, the cost of insurance on a Monthly Anniversary Day is calculated by multiplying the current cost of insurance rate for the Insureds by the net amount at risk for that Monthly Anniversary Day.

The net amount at risk on a Monthly Anniversary Day is the difference between the Death Benefit (see Coverage Options, page 30), discounted with one month of interest and the Contract Value, as calculated on that Monthly Anniversary Day before the cost of insurance charge is taken. The interest rate used to discount the Death Benefit is the monthly equivalent of 4% per year.

The cost of insurance rate for a Contract on a Monthly Anniversary Day is based on the Insureds' Age, sex, number of completed Contract Years, Total Sum Insured and risk class, and therefore varies from time to time. Kansas City Life currently places
 Insureds in the following classes, based on underwriting: Standard Tobacco User, Standard Nontobacco User, Preferred Nontobacco User and Preferred Tobacco
User.   The Insureds may be placed in a substandard risk class, which involves a higher mort ality risk than the Standard Tobacco User or Standard Nontobacco User classes.

Kansas City Life places the Insureds in a risk class when the Contract is given underwriting approval, based on Kansas City Life's underwriting of the application. When an increase in Additional Insurance Amount is requested, Kansas City Life conduc ts underwriting before approving the increase to determine the risk class that will apply to the increase. If the risk class for the increase has lower cost of insurance rates than the existing risk class, the lower rates will apply to the entire Sp ecified Amount. If the risk class for the increase has higher cost of insurance rates than the existing class, the higher rates will apply only to the increase in Additional Insurance Amount, and the existing risk class will continue to apply to the existing Additional Insurance Amount.

Kansas City Life guarantees that the cost of insurance rates used to calculate the monthly cost of insurance charge will not exceed the maximum cost of insurance rates set forth in the Contract. The guaranteed rates for standard and preferred risk classes are based on the 1980 Commissioners' Standard Ordinary Mortality Tables, Male or Female, Smoker or Nonsmoker Mortality Rates (1980 CSO Tables). The guaranteed rates for substandard classes are based on multiples of or additives to the 1980 CSO Tables.

Kansas City Life's current cost of insurance rates may be less than the guaranteed rates that are set forth in the Contract. Current cost of insurance rates will be determined based on Kansas City Life's expectations as to future mortality experience. These rates may change from time to time.

Cost of insurance rates (whether guaranteed or current) for one or both Insureds in a nontobacco user standard class are lower than rates for one or both Insureds of the same age and sex in a tobacco user standard class. Cost of insurance rates (whether guaranteed or current) for one or both Insureds in a nontobacco user or tobacco user standard risk class are lower than rates for one or both Insureds of the same age, sex and tobacco user class in a substandard risk class.

        Guaranteed Minimum Death Benefit Option Charge. There is no charge for the Guaranteed Minimum Death Benefit Option in the first ten Contract Years. Beginning in Contract Year 11, the charge will be $.01 per $1,000 on a current basis and $.0 3 per $1,000 on a guaranteed basis. This charge will be based on the Specified Amount and will be deducted monthly.

Reduced Charges for Eligible Groups
The charges otherwise applicable may be reduced with respect to Contracts issued to a class of associated individuals or to a trustee, employer or similar entity where Kansas City Life anticipates that the sales to the members of the class will result in lower than normal sales or administrative expenses. These reductions will be made in accordance with our rules in effect at the time of the application for a Contract. The factors Kansas City Life will consider in determining the eligibility of a particular group for reduced charges and the level of the reduction are as follows: the nature of the association and it organizational fr amework, the method by which sales will be made to the members of the class, the facility with which premiums will be collected from the associated individuals and the association capabilities with respect to administrative tasks, the anticipated per sistency of the Contract, the size of the class of associated individuals and the number of years it has been in existence and any other such circumstances which justify a reduction in sales or administrative expenses. Any reduction will be reasonable and will apply uniformly to all prospective Contract purchases in the class and will not be unfairly discriminatory to the interest of any Contract holder.

Supplemental and/or Rider Benefits
The following optional benefits are available and may be added to the Contract. Monthly charges for these optional benefits will be deducted from Contract Value as part of the Monthly Deduction. All of these benefits may not be available in all states.

        Contract Split Option Rider
        Issue Ages:  20-75
        This rider allows the Owner to split the Contract equally into two individual policies, one on the life of each Insured. This split option will be offered without evidence of insurability under the conditions that the request is made as the result of either (1) the divorce of the two Insureds; or (2) as a result of a change in the Unlimited Federal Estate Tax marital deduction or a reduction in the maximum Federal Estate Tax bracket rate to a rate below 25%. Specific other conditions must also be met in order to qualify. When this option is exercised, the existing Contract will be terminated. The new contracts will be based on the Insureds' Age, sex, and risk class at the time of issue of the original Contract. This rider will terminate at the older Insured's age 80. The rider will also terminate if the Owner elects to keep the Guaranteed Minimum Death Benefit Option in effect after it is determined that funding is not adequate to cover these rider charges.

   Joint First to Die Term Life Insurance Rider
   Issue Ages:  20-85
   This rider covers the Insureds under the Contract and provides yearly renewable term coverage on the first Insured to die on or before the
   older Insured's age 100 and while this rider is in force.   The coverage
   under this rider may be increased (subject to insurability) or
   decreased.   The Owner may also choose at issue a schedule for the
   coverage to decrease annually. The scheduled decreases may be based on the percentage of the coverage amount or may be a flat dollar amount.
   If this rider is elected, the Guaranteed Minimum Death Benefit Option is not available on the Contract.

   Joint Survivorship Four-Year Term Life Insurance Rider
   Issue Ages:  20-85
   This rider provides four-year level term insurance and expires four years after the effective date of the rider. The term insurance provides a death benefit payable at the death of the last surviving Insured. The minimum coverage is $100,000 and the maximum coverage is equal to the Total Sum Insured.

   The rider will also terminate if the Owner elects to keep the Guaranteed Minimum Death Benefit Option in effect after it is determined that funding is not adequate to cover these rider charges.

Bonus on Contract Value in the Variable Account
A bonus may be credited to the Contract on each Monthly Anniversary Day following the Contract Date. The monthly bonus applies to Contracts with a Total Sum Insured of $5,000,000 and above and equals an annual rate of .125% of the Contract Value in each Subaccount of the Variable Account. The bonus is not guaranteed and will be paid at Kansas City Life's sole discretion.